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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Steel Dynamics, Inc.®

NOTICE OF 2017 ANNUAL MEETING AND PROXY STATEMENT

MAY 18, 2017
FORT WAYNE, INDIANA

To our Stockholders:

              You are cordially invited to attend the Annual Meeting of Steel Dynamics, Inc. on Thursday, May 18, 2017 at 9:00am EDT at the Calhoun Ballroom in the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802. The following items of business will be voted on which are detailed in the following proxy statement. The Board recommends a FOR vote for each of the following proposals:

    (1) To elect ten (10) Directors for a one-year term.

    (2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

    (3) To hold an advisory vote on the frequency of future advisory votes to approve the compensation of the Named Executive Officers.

    (4) To hold an advisory vote to approve the compensation of the Named Executive Officers.

Who Can Vote

              You are entitled to vote all shares of common stock registered in your name at the close of business on March 20, 2017. However, if your shares are held in the name of your broker or bank, your broker or bank will provide you with a form of proxy giving them authority to vote your shares.

How to Vote

              If you received the paper form of these proxy materials, you have three choices: you may vote your shares in person by attending the meeting, you may vote by using the Internet or by toll-free telephone, or you may vote by completing and executing the proxy card and returning it by mail in the enclosed postage paid envelope.

              If you received only the Notice of Annual Meeting, then, in accordance with the Securities and Exchange Commission's "notice and access" rules, you may only vote using the Internet by obtaining the proxy materials in the manner described in the Notice and by following the instructions in the Notice or on the proxy form. Please note that you cannot vote your shares by filling out and returning the Notice itself.

              You may always revoke your proxy before it is voted at the meeting by following the instructions in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials

              All materials are available on the Internet at the following website: http://materials.proxyvote.com/858119. These proxy materials are also available on our Internet site at www.steeldynamics.com under the heading "Investors."

WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING.

MARK D. MILLETT
 President and Chief Executive Officer
April 7, 2017

Voting Information

Purpose

              We are providing you with this Proxy Statement and these proxy materials in connection with the solicitation of proxies by our Board of Directors, to be voted at our 2017 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We will hold the meeting on May 18, 2017, beginning at 9:00 a.m. EDT, in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana 46802.

              Our fiscal year begins on January 1 and ends on December 31. References in this Proxy Statement refer to the year 2016, therefore, the twelve-month period which ended December 31, 2016.

Internet Availability of Proxy Materials

              As permitted by the Securities and Exchange Commission's ("SEC") "notice and access" rules, we are making our proxy statement and 2016 annual reports (which are not part of the proxy solicitation materials) available to most of our stockholders via the Internet rather than by mail. Accordingly, by April 7, 2017, we will begin distributing to our stockholders either (i) for some who wish to receive their proxy materials in this manner, a paper or "Full Set" copy of our proxy statement, the accompanying form of proxy card, and our 2016 annual report, or (ii) for most, only a Notice of Internet Availability of Proxy Materials (the "Notice"), explaining how to access this proxy statement and other materials via the Internet, how to vote your shares, and, if you prefer, how to also obtain a paper copy of these materials at no charge.

Who Can Vote

              You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 20, 2017.

Shares Outstanding

              On March 20, 2017, there were 242,383,332 shares of common stock outstanding. A list of stockholders entitled to vote at the meeting is available at our corporate office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting.

Annual Meeting Webcast

              We will be webcasting this year's Annual Meeting. You may access the webcast at www.steeldynamics.com under "Investors — Annual Meetings." Aside from our Proxy Statement and form of proxy, no other information on our website, including the audio webcast, is to be considered a part of our proxy soliciting materials.

Voting of Shares

              If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder "of record". But if your shares are registered in the name of a broker, bank, custodian, or other nominee, that person is the stockholder of record and you are considered the "beneficial" owner.

Voting Shares Held by Brokers, Custodians, Banks or Other Nominees

              Many stockholders arrange to have their shares held by brokers, banks, custodians or other nominees. These are referred to as "Broker Held Shares". In this situation, the record or "registered holder" is that particular broker, bank, custodian or nominee. This is often referred to as holding shares in "street name." In such case, your name, as the actual beneficial owner, does not appear in our stock register. Therefore, for Broker

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Held Shares, the process of distributing the proxy materials and tabulating votes involves two-steps. The broker first informs us how many of their clients are beneficial owners, and we provide them with the number of sets of proxy materials that correspond to the number of beneficial owners who are to receive paper copies. Each broker then forwards those proxy materials to its clients, to obtain their voting instructions. So if you receive a paper copy of the proxy materials from your broker, the accompanying return envelope is self-addressed to return your executed proxy card with your voting instructions to your broker. Shortly before the meeting, each broker totals the votes and submits a kind of master proxy card to our vote tabulator reflecting the aggregate votes of the beneficial owners for whom it holds shares.

              For this reason, if your shares are held by your broker, you should follow your broker's instructions included on that form.

              If you do not give your voting instructions to your broker, your broker may not be able to vote your shares. Under applicable rules of self-regulatory organizations governing brokers, your bank, broker, custodian or other nominee will only be able to vote your shares with respect to so-called items that are considered "discretionary." Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, so in such situations your broker may vote these shares even in the absence of your voting instructions. For the 2017 Annual Meeting, however, the only discretionary item is Proposal No. 2, the ratification of the selection of our independent auditors. On all the other non-discretionary items, including the Election of Directors (Proposal No. 1), the non-binding Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Named Executive Officers (Proposal No. 3) and the non-binding Advisory Vote to Approve the Compensation of the Named Executive Officers (Proposal No. 4), if you do not give voting instructions to your broker, those shares will not be voted and will be treated as "broker non-votes."

Voting Shares Held in Your Name

              On the other hand, if you are the record owner, then, regardless of whether you have received a paper copy of these proxy materials or only a Notice, you may vote your shares only if you do so in person at the Annual Meeting, if you submit your instructions by telephone or on the Internet following the instructions contained in these proxy materials, or by proxy if you properly fill in and sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. In that situation, your "proxy" — that is, the persons named in your proxy card — will then vote your shares as you have directed.

              With respect to shares you hold in your own name, if you send in your proxy and do not revoke it, your shares will be voted in accordance with your instructions. If you do not specify how you want your shares voted with respect to one or more proposals, your shares will be voted FOR Proposal No. 1 (the election as directors of all nominees listed under "Election of Directors"); FOR Proposal No. 2 (the "Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors"); FOR Proposal No. 3 (that the one year cycle by continued for the non-binding "Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers"); and FOR Proposal No. 4 (the non-binding "Advisory Vote to Approve the Compensation of the Named Executive Officers").

              We realize that most of you will probably not be able to attend the meeting in person. Therefore, regardless of whether you are the record owner or the beneficial owner, it is very important that your shares be voted. We can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is "present" at the Annual Meeting. Therefore, unless you intend to come to the Annual Meeting and vote in person, or you intend to vote via the Internet or by phone, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.

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Required Vote

    Quorum

              The presence, in person or by proxy, of the holders of a majority of the shares that are entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals.

    Election of Directors

              For purposes of the election of directors (Proposal No. 1), the ten director nominees who receive the highest number of votes cast "FOR" the election of those directors will be elected; provided, however, that the Board has adopted a Policy requiring that, in advance of and as a condition to being approved as a candidate for election, each candidate must have agreed that if he or she receives a "WITHHOLD" vote of greater than 50% of all the votes cast or present at the meeting, the Board will consider that to have been tantamount to a majority vote "against" that person and, accordingly, he or she will be deemed to have automatically resigned. Under that Policy, should this occur, the Board, in the exercise of its discretion, has the ability to override the resignation, but only if, upon a consideration of all pertinent factors, the Board makes an affirmative determination that accepting such resignation would not be in the best interest of the Company and its stockholders.

              Accordingly, you may vote "FOR ALL" of the director nominees, "WITHHOLD ALL" of the director nominees, or "WITHHOLD" your vote from one or more nominees, by checking the "For All Except" box and writing in the name of the director or directors from whom you want to withhold your vote. Accordingly, checking the "For All Except" box and writing in the name of a particular nominee will have the same effect as a vote "AGAINST" that nominee and will trigger that nominee's resignation if the total "WITHHOLD" votes for that nominee aggregate more than 50% of the total votes cast or present with respect to that nominee.

    Other Proposals

              For all proposals, other than Proposal No. 1 (the election of directors), the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required for approval. On such matters, you may vote "FOR," "AGAINST" or "ABSTAIN." A proxy marked "Abstain" with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a negative vote.

Your Choices on How to Vote by Proxy

              We are offering you four possible choices of how to vote by proxy:

  ▪
  Mail: If you have received a paper copy of these proxy materials, you may mark, sign, date and return your enclosed proxy card in the enclosed envelope (if your shares are registered directly in your name);

  ▪
  Telephone: If you have received a paper copy of these proxy materials, you may vote by using the toll-free telephone number and instructions shown on your proxy card, if your shares are registered directly in your name or, if not, by voting card if this option is also offered by your bank or broker, in either case using a secure control number and account number;

  ▪
  Internet: Whether in paper form or by Notice only, by using the Notice or web site information and instructions listed on your proxy card or in the form of Notice, if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker in either case using a secure control number and account number; and

  ▪
  In person at the meeting: If your shares are registered directly in your own name, you may vote by paper ballot handed out at the Annual Meeting, provided that you have with you the Notice or proxy card that you received from the Company. But if your shares are registered in the name of your bank or broker, and if you wish to be able to vote your shares in person at the Annual Meeting, you will need to check the box on the Voter Instruction Form you will receive with your proxy material, requesting a "Legal

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    Proxy" which is what you will actually use to vote your shares. If you don't request that Legal Proxy, your vote will not count.

              We anticipate that telephone and Internet voting will be available 24 hours a day, 7 days a week. Both the Internet and telephone voting instructions are designed to prompt you on how to proceed, and you will be able to confirm that your instructions have been properly received and recorded. For both of these methods, you will also need a control number, which is noted on your proxy card or, in the case of Internet voting, in the Notice if you did not receive a paper copy of the proxy materials. The telephone and Internet voting facilities will close at 11:59 p.m. EDT on May 17, 2017.

              The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting, provided that you follow the foregoing instructions for voting in person.

              We do not know of any business to be transacted at the Annual Meeting, other than those matters described in this Proxy Statement. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment, to the same extent as the person granting the proxy.

Revocation of a Proxy

              You may revoke your proxy at any time before it is voted at the meeting in one of four ways:

  ▪
  Notify our Chief Financial Officer, Theresa E. Wagler, in writing and before the meeting;

  ▪
  Submit another proxy with a later date than your earlier proxy;

  ▪
  Vote by telephone or Internet on a later date than the date you earlier voted; or

  ▪
  Vote in person at the meeting in accordance with the foregoing instructions.

Multiple Stockholders Sharing the Same Address

              Under rules adopted by the SEC, we are permitted to deliver a single copy of our Proxy Statement and Annual Report, or notice of availability of these materials, to stockholders sharing the same last name and address. This process, called householding, allows us to reduce the number of copies of these materials that we must print and mail. However, if you share the same last name and address with other Steel Dynamics stockholders and would like to stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading "Investor Relations Department," including your name, address, and account number.

Cost of Preparing, Mailing and Soliciting Proxies

              We will pay all of the costs of preparing, printing and mailing this Proxy Statement and of soliciting these proxies. We will ask brokers to forward the proxy materials, our 2016 Annual Report and our SEC Form 10-K to the persons who were our beneficial owners on the record date. We will also reimburse such brokers for their expenses incurred in sending proxies and proxy materials to our beneficial owners.

              In addition, proxies may be solicited on our behalf in person, or by telephone, e-mail or other electronic means, by our officers, directors, and employees who will receive no additional compensation for soliciting. We have also engaged the firm of Okapi Partners to assist us in the solicitation of proxies. We have agreed to pay Okapi Partners a fee of approximately $8,000 plus expenses for these services.

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Voting Results

              We will publish the voting results on our Company's website at www.steeldynamics.com under "Investors" following the Annual Meeting, as well as in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Investor Relations Department

              You may contact our Investor Relations Department in one of three ways:

  ▪
  Writing to Steel Dynamics, Inc., Investor Relations Department, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804;

  ▪
  E-mail to investor@steeldynamics.com; or

  ▪
  Phone the Investor Relations Department at 260.969.3500.

Stockholder Communications with Directors

              If you wish to communicate with the Board of Directors, our non-executive Chairman of the Board, our Lead Independent Director, any individual director, or the Chair of any particular Board committee, you may do so by sending a communication, marked "Stockholder Communication," in care of our Chief Financial Officer at our corporate offices, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804. Your letter should describe your share ownership and how held. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will either forward the communication to the director or committee chair to whom it is addressed, or, as appropriate, to our non-executive Chairman of the Board, to our Lead Independent Director or to the Company's legal counsel. Our Chief Financial Officer may also attempt to deal with the subject matter directly where it is a request for general information about the Company, or may elect to not forward or act on the matter where it consists of junk mail, contains resumes, is primarily commercial in nature, involves personal grievances or is otherwise irrelevant to the Board governance process.

STEEL DYNAMICS, INC.    2017 Proxy Statement    5

Governance of the Company

Governance Policy

              Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws. The role of our Board of Directors is to effectively govern the affairs of the Company for the long term benefit of our stockholders and other constituencies. The Board strives to ensure the success and continuity of the Company and its mission through the election and appointment of qualified management, which regularly keeps Board members informed regarding our business and regarding our industry. The Board is also responsible for ensuring that Steel Dynamics, Inc.'s activities are conducted in a responsible and ethical manner. We are committed to the maintenance of sound corporate governance principles.

              We operate under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies, which is available on our Company's website at www.steeldynamics.com under "Investors — Corporate Governance."

              These include the following principles:

  ▪
  At least a majority of our directors and all of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are required, at a minimum, to meet, and do meet, all applicable objective and subjective standards for independence, including the Nasdaq Listing Rules for director independence, as more fully described in the discussion of "Director Independence" below.

  ▪
  Our Board and each Board committee have the authority to engage independent legal, financial or other advisors as they deem necessary, at our expense.

  ▪
  Our Board, at least annually, engages in a strategic planning meeting, during which it reviews and assesses our business strategies, although board-level discussions involving strategic issues occur regularly, as appropriate, throughout the year.

  ▪
  Independent and non-employee directors meet in executive session no less than quarterly.

  ▪
  Our Board and Board committees conduct an annual self-evaluation.

  ▪
  Our Board regularly reviews succession planning and related consideration of corporate talent development issues at all critical management levels, and, with respect to Chief Executive Officer and senior management succession, no less than annually.

  ▪
  Directors have unrestricted access to our officers and employees.

  ▪
  Our independent directors utilize input from the Corporate Governance and Nominating Committee and from the Compensation Committee to conduct an annual review of our Chief Executive Officer's performance.

Board Leadership Structure

              Mr. Keith E. Busse serves as our non-independent, non-executive Chairman of the Board. If elected at the Annual Meeting, Mr. Busse will continue to serve in that capacity. Mr. Busse, as the non-executive Chairman, presides at meetings of the Board. Since 2010, the Board has operated with a Lead Independent Director, selected annually from among the independent directors. James C. Marcuccilli served as our Lead Independent Director during 2016, and, if elected at the Annual Meeting, will continue to serve in that capacity. The Chairman and Lead Independent Director serve at the pleasure of the Board and are appointed annually following the Annual Meeting.

              The Lead Independent Director presides at all Board meetings at which the Chairman is not present, presides at all meetings of the executive sessions of the independent directors, serves as a liaison between

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management and the Board as well as between the Chairman and the independent directors, approves Board meeting agendas, assists the Board committee chairs in preparing agendas for the respective committee meetings, and has the authority to call meetings of the independent directors. In addition, he may perform such other functions and responsibilities requested by the Board or the independent directors from time to time. The Lead Independent Director also serves as the Chair of the Board's Succession Planning Committee. The Lead Independent Director also has the authority to call additional executive sessions of the independent directors, in addition to those that are pre-planned. The Board considers that the Lead Independent Director's active involvement in the foregoing functions and activities will ensure the Board will be able to maintain an appropriate level of independent oversight over its critical information flow and decision-making processes.

Board's Role in Risk Oversight

              The Board oversees the Company's risk management processes, including the identification of risk areas and issues and the oversight of risk assessment and risk management. Management reviews these risk management processes with the full Board on a rolling periodic basis, by subject matter, including identification of key risk areas, including a consideration of the relationship between elements of risk and the Company's strategic planning process and key strategies as well as the Company's risk tolerance and the steps taken to address them. More specifically, our Chief Financial Officer, in consultation with our Chief Executive Officer, business unit leaders, the corporate treasurer, internal audit director, legal counsel, and other necessary individuals, regularly undertakes various risk assessment analyses involving the principal risks we face, both separately and comprehensively; assessing how and in what ways these risks affect or may affect the Company or our operations; and how management, through compliance training, best practices awareness, and implementation of various programs and practices, identifies, evaluates, and undertakes to mitigate these risks. Whether involving direct Board oversight covering such matters as financial, credit, tax, operational, electronic data systems, safety, environmental, employment-related, trade, regulatory, litigation, or other legal risks, management also periodically reports to:

  ▪
  the Audit Committee, regarding:

  –
  risks related to its duties and responsibilities prescribed in its charter;

  –
  management's policies and processes for risk assessment and risk management and its periodic evaluation of the Company's risks and the steps management is taking, or proposes to take, to monitor and mitigate those risks; and

  –
  the status and reasonableness of its disclosure controls and Sarbanes-Oxley Section 404 controls;

  ▪
  the Compensation Committee, regarding risk assessment and mitigation measures related to our compensation programs, policies and practices, to ensure that they do not encourage or engender unreasonable risk-taking or risk-inducing practices that might adversely impact stockholders and long-term stockholder value, and how such factors must be considered in formulating and reviewing our compensation programs, policies, and practices.

  ▪
  the Corporate Governance and Nominating Committee, regarding the risks related to the duties and responsibilities prescribed in its Charter, including:

  –
  the institution, oversight, and monitoring of the Company's good governance best practices;

  –
  the oversight of the Company's company-wide and senior officer level business conduct and ethics rules and practices; and

  –
  maintenance of effective Board representation by ensuring that thoughtful, well qualified and diligent people are selected as director candidates and as committee members.

Committees and Meetings of the Board of Directors

              During 2016, the Board of Directors had three standing committees each consisting of five directors: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

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              The Board, together with management, periodically reviews the applicable provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and the implementing rules thereunder, the rules and pronouncements of the SEC, pertinent provisions of the Internal Revenue Code of 1986 (the "Code"), and the Listing Rules of the Nasdaq Stock Market regarding corporate governance policies, processes, and listing standards, including applicable audit and compensation committee independence standards. In conformity with such requirements, the committees of the Board operate under written charters. All three committees, the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, regularly update and revise their charters to take into account increased charter, legislative, regulatory and listing standards requirements, as well as other governance changes. We also operate under a set of Corporate Governance Policies, which are reviewed frequently. All charters and policies may be found on our website, at www.steeldynamics.com under "Investors — Corporate Governance", or by writing to Steel Dynamics, Inc., Attention: "Investor Relations Department," 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804 and requesting copies.

              The members of each committee, and the chair of each committee, are appointed annually by the Board. Each committee had the following members during 2016:

	Corporate Governance and Nominating	Compensation	Audit
Mark D. Millett
John C. Bates
Keith E. Busse
Frank D. Byrne, M.D.	Member	Member
Kenneth W. Cornew		Member	Member
Traci M. Dolan		Member	Chair
Dr. Jürgen Kolb	Member		Member
James C. Marcuccilli	Chair	Member	Member
Bradley S. Seaman	Member		Member
Gabriel L. Shaheen	Member	Chair
Richard P. Teets, Jr.
Committee Meetings Held	5	5	8

              The Board also has a Succession Planning Committee. The Succession Planning Committee works with management and with the Board to review, monitor, and make recommendations regarding the succession planning process and procedures at all senior levels, including those relating to the Chief Executive Officer, and to the identification, development, and promotion of critical talent at senior management levels to address both planned leadership transition and unexpected transition challenges. The Succession Planning Committee consists of the Lead Independent Director and the chairpersons of each of the other standing committees. The Succession Planning Committee consisted of four members during 2016 and was chaired by James C. Marcuccilli, our Lead Independent Director and chairperson of our Corporate Governance and Nominating Committee.

              The Board held five regularly scheduled and special meetings during 2016. All directors attended at least 75% of those meetings, as well as the meetings of each of the committees on which they served. The Company's independent directors met in executive session four times during 2016, without management present.

              We encourage all members of the Board to attend our Annual Stockholders Meeting. At the 2016 Annual Meeting all directors were in attendance.

Director Independence

              Each of our Audit, Compensation, and Corporate Governance and Nominating Committee charters require that each member of each committee meet:

  ▪
  all applicable criteria defining "independence" prescribed from time to time under Rule 5605(a)(2) of the Listing Rules for Nasdaq-listed companies, as well as those enhanced independence requirements

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    for Audit Committee members prescribed pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

  ▪
  the enhanced standards of independence, in effect during 2016, applicable to compensation committee members, including the requirement to consider the impact upon independence of the receipt of any consulting, advisory, or compensatory fees paid by the Company (other than board fees), of which there were none; or of the existence of any "affiliate" relationship between the member and the Company or any of its subsidiaries or affiliates, of which there were none;

  ▪
  the criteria for a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act; and

  ▪
  the criteria for what constitutes an "outside director" within the meaning of Section 162(m) of the Code.

              The Board must also annually make both an affirmative objective and subjective determination that all such "independence" standards have been, and continue to be met by the independent directors and members of each of our three standing committees, as well as the additional heightened independence standards prescribed by SEC and Nasdaq Listing Rules for audit committee and compensation committee members. To be found to be objectively independent, each director must be neither an officer nor an employee of Steel Dynamics, Inc. or any of its subsidiaries, nor an individual who has any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, stockholder or officer of an entity that has such a relationship) which, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, a director is presumptively considered not independent if:

  ▪
  the director or a family member, directly or indirectly through either a family or entity relationship, received any payments from Steel Dynamics or any of its subsidiaries, during any period of twelve consecutive months within the preceding three years, (other than for Board or Committee service, from investments in the Company's securities, or from any Company retirement plan) relating to the provision of accounting, consulting, legal, investment banking, or financial advisory services;

  ▪
  the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees;

  ▪
  the director is a family member of a person who is, or at any time during the three prior years was employed as an executive officer by Steel Dynamics or any of its subsidiaries;

  ▪
  the director is, or has a family member who is, a partner in, an executive officer or controlling stockholder of any entity to which Steel Dynamics made, or from which Steel Dynamics received payments for property or services, in the current or prior three years, that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more (other than, with other minor exceptions, payments arising solely from investments in the Company's securities);

  ▪
  the director is, or has a family member who is employed as an executive officer of another entity where, at any time within the prior three years, any of Steel Dynamics' executive officers served on the compensation committee of the other entity; or

  ▪
  the director is, or has a family member who is a current partner of Steel Dynamics' outside auditors, or was a partner or employee of that outside auditor who worked on the Company's audit at any time during the prior three years.

              The Board made its independence determination with respect to each director for calendar year 2016 and for each director nominee for election to the Board of Directors at the 2017 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee and the Compensation Committee, under the special audit committee and compensation committee independence criteria set forth under applicable SEC rules and Nasdaq Listing Rules.

              The Board determined that during 2016 seven of the eleven members of our Board of Directors, Frank D. Byrne, M.D., Kenneth W. Cornew, Traci M. Dolan, Dr. Jürgen Kolb, James C. Marcuccilli, Gabriel L. Shaheen

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and Bradley S. Seaman, met all independence requirements, thus at all times constituting more than a majority of the eleven member Board. The Board has determined that, if elected at the 2017 Annual Meeting, of the ten persons nominated as candidates for election as directors, the same seven directors would continue to meet all such independence criteria. The Board also determined that, if elected at the Annual Meeting, during 2017, three of our ten directors, founders Keith E. Busse, Mark D. Millett and Richard P. Teets, Jr., will remain non-independent directors.

The Corporate Governance and Nominating Committee

              The Corporate Governance and Nominating Committee is responsible, among other things, for:

  ▪
  reviewing and evaluating developments in corporate governance practices, and reviewing and recommending to the Board effective corporate governance policies and procedures and appropriate charter provisions, as well as Board organization, size and composition;

  ▪
  establishing criteria for and identifying, evaluating, and recommending for election as directors both incumbent and prospective nominees who meet the Committee's and the Board's criteria of board member requirements, and who, by virtue of their background, knowledge, attributes, skills, business, financial, life experience and expertise, are willing and able to actively and materially contribute as a board member, either for election by Steel Dynamics' stockholders at each Annual Meeting, or for appointment by the Board to fill any director vacancies;

  ▪
  identifying Board members for assignment to various Board committees;

  ▪
  drafting and overseeing a Code of Ethics for Principal Executive Officers and Senior Financial Officers, a Company-wide Code of Business Conduct and Ethics, and from time to time such other policies as are necessary or appropriate in the interest of good governance practices. Copies of the foregoing and following policies are available on our Company's website at www.steeldynamics.com under "Investors — Corporate Governance":

  –
  Statement of Policy for the Review, Approval or Ratification of Transactions With Related Persons;

  –
  Policy Pertaining to Related Party Relationships;

  –
  Policy on Recoupment of Incentive-Based Executive Bonuses in the Event of Certain Restatements;

  –
  Policy Regarding Insider Trading and Certain Prohibited Transactions (Prohibition on Hedging, Short-Term Trading, and Options, and Restrictions on Pledging);

  –
  Antitrust and Commercial Fair Dealing Policy; and

  –
  Policy Governing the Receipt, Retention and Treatment of Complaints Regarding Accounting, Internal Accounting Controls, Auditing Matters, or Other Business or Financial Misconduct.

  ▪
  determining, recommending, or rendering advice to the Board regarding applicable statutory, regulatory or Nasdaq Listing Rules "independence" requirements for board or committee membership, as well as rendering objective and subjective independence determinations; and

  ▪
  reviewing and evaluating, at least annually, the performance of the Board and Board committee members and making recommendations to the Board concerning the number, function, and composition of the Board's committees.

    Director Nomination Process

              When considering a proposed candidate for nomination as a director for consideration by stockholders at an Annual Meeting or when a vacancy occurs on the Board, including a vacancy, if at all, created by an increase in the number of directors, the Corporate Governance and Nominating Committee first identifies any potential gaps of skillsets, or additional skills that are or may be warranted, considers other factors such as background, general life experiences and diversity, and then identifies potential nominees to fill the need. Proposed nominees

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may be referred or recommended to the Committee from many different sources, including but not limited to members of the Committee, by other directors, by outside persons or advisors, by a stockholder in accordance with the procedures described below, or under the direction of the Committee and for its consideration at approval, by an outside independent professional search firm.

              The Committee reviews background information on each proposed nominee, including the proposed nominee's accomplishments, experience, and skills. In addition to a candidate's inventory of skills and substantive qualifications, the Committee looks for various other demonstrated attributes, including:

  ▪
  business acumen;

  ▪
  financial literacy;

  ▪
  integrity;

  ▪
  independence;

  ▪
  informed judgment and practical wisdom;

  ▪
  collegiality;

  ▪
  a commitment to represent the long-term interests of the Company and its stockholders;

  ▪
  a willingness to devote the necessary time and attention to the Company's business and the needs of the Board, and its committees; and

  ▪
  the nominee's ability to work in and help maintain a productive environment.

              Additionally, the Committee takes into account such factors as industry and general business knowledge, operating experience, demonstrated ethical business conduct, familiarity with or experience regarding international business matters, considerations such as safety, logistics, legal/governmental/environmental regulation experience, information technology, and risk assessment, as part of the director candidate qualification process. Members of the Corporate Governance and Nominating Committee also subject the re-nomination candidacy of incumbent Board members to the same process, taking into consideration the extent to which they have determined that each such existing Board member, through his or her prior performance, has met the applicable criteria and has developed a valuable in-depth knowledge of the Company, its history, its strengths and weaknesses, and its goals and objectives to merit continued service as Board members.

    Stockholder Nominations

              The Corporate Governance and Nominating Committee will consider suggestions from stockholders for potential director nominees. In order to provide the Committee sufficient time to evaluate proposed nominees, a stockholder desiring to recommend a proposed nominee for consideration by the Committee, for nomination at the 2018 Annual Meeting of Stockholders, should send any such recommendation to Steel Dynamics, Inc., Attention: Chief Financial Officer, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than December 8, 2017, who will then forward it to the Committee. Any such recommendation should include a description of the proposed nominee's qualifications for Board service, the proposed nominee's written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, including date or dates of purchase, the proposed nominee's resume, information regarding any relationship, as well as any understandings between the proposing stockholder, the proposed nominee, and any other person or organization regarding the proposed nominee's board service, if elected, and the addresses and telephone numbers for contacting the stockholder and/or the proposed nominee for more information.

The Compensation Committee

              The Board determined that all members of the Compensation Committee were independent during 2016 within the meaning of Rules 5605(a)(2) and 5605(d)(2)(A) of the Nasdaq Listing Rules (which includes the enhanced Nasdaq independence standards applicable to compensation committee members), and that they also met the definition of a "non-employee director" within the scope of Exchange Act Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code.

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              The Compensation Committee is responsible, among other things, for:

  ▪
  establishing, reviewing, and approving corporate goals and objectives relating to our Chief Executive Officer's and Named Executive Officers' compensation;

  ▪
  evaluating our Chief Executive Officer's and other executive officers' (as well as the Company's overall) performance, at least annually, in light of those corporate goals and objectives and determining and approving their compensation based on this evaluation;

  ▪
  reviewing and approving our executive compensation plans and agreements, including our equity-based plans; and, at least annually, reviewing the operation of all such plans and agreements and assessing the relationship between our overall compensation policies and practices and financial risk;

  ▪
  exercising general oversight with respect to our compensation agreements and incentive and equity-based plans relating to our Chief Executive Officer and other executive officers;

  ▪
  reviewing and making recommendations to the Board, taking into account Company performance and the duties and responsibilities of each board or committee position, regarding compensation of the non-employee members of the Board;

  ▪
  overseeing regulatory compliance with respect to compensation matters and engaging the services of independent professional compensation consultants and advisors, with costs paid by the Company;

  ▪
  reviewing and determining compliance, with respect to each Committee member, of all required objective and subjective factors governing independence as well as the independence of the Committee's advisors, including its compensation consultant and other advisors;

  ▪
  acting as the "Administrator" or "Committee" in connection with the operation and administration of our equity and cash-based incentive compensation programs, with the authority to approve and authorize both equity and cash-based awards, options, and grants thereunder; and

  ▪
  preparing and approving an annual report on executive compensation for inclusion in our Annual Report on Form 10-K and Proxy Statement, and reviewing and discussing with management the Company's Compensation Discussion and Analysis, to determine whether to recommend to the Board that the Compensation Discussion and Analysis be included either in our Annual Report on Form 10-K, or alternatively, in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K.

    Compensation Committee Interlocks and Insider Participation

              None of our current or former officers or employees or any current or former officers or employees of our subsidiaries, served as a member of the Compensation Committee during 2016. Moreover, during 2016 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.

The Audit Committee

              The Board has both objectively found and also affirmatively determined that all members of the Audit Committee are independent as defined by Rule 5605(a)(2) and Rule 5605(c)(2) of the Nasdaq Listing Rules, and also met all additional or enhanced criteria for Audit Committee membership independence set forth in Section 10A(m)(3) of the Exchange Act and Rule 10A-3(b)(1) thereunder.

              In addition, our Board has also determined that, for 2016, each member of our Audit Committee, by virtue of his or her extensive financial and business experience and training, met, and continues to meet, the criteria of an "audit committee financial expert" within the meaning of that term in Rule 407 of Regulation S-K. None of the members of the Audit Committee served on the audit committee of more than two other public companies.

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              The Audit Committee is responsible, among other things, for:

  ▪
  the adequacy, quality, and integrity of the Company's accounting and financial reporting processes and the integrity of its financial statements;

  ▪
  the appointment, retention, compensation, independence, performance, and oversight of the Company's independent registered public accounting firm;

  ▪
  the audits of the Company's financial statements;

  ▪
  in consultation with management and with legal counsel, the Company's compliance with legal and regulatory filings and requirements;

  ▪
  the soundness and performance of the Company's internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting;

  ▪
  the Company's risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk, and market risk;

  ▪
  the preparation and approval of an Audit Committee Report required by the rules of the SEC for inclusion in the Company's annual Proxy Statement;

  ▪
  the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding potential fraud or other questionable accounting, financial, or auditing matters; and

  ▪
  the maintenance and oversight of a policy governing related party transactions required to be disclosed under Item 404 of SEC Regulations S-K, including the process the Audit Committee employs to identify related party transactions for review, in response to PCAOB Auditing Standard No. 18, as well as governing the review, approval or ratification of any such permitted related party transactions.

              The Audit Committee meets periodically with management and with our independent auditors in the discharge of its responsibilities. The Committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements or the results thereof are publicly released and before they are filed with the SEC. The Audit Committee also regularly meets privately with the independent auditors. Details are set forth in the section titled "Report of the Audit Committee" below.

Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons

              Transactions with "related persons" are subject to our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons. A copy of this policy is available on our Company's website at www.steeldynamics.com under "Investors — Corporate Governance."

              Under our policy, once a person has been identified as a "related person," and if there is a proposed transaction of $120,000 or more involving the related person and the Company or any of its subsidiaries, the transaction must be considered, approved or ratified by the Audit Committee. For purposes of our Policy, a "related person" is a person who is (or at any time since the beginning of our last fiscal year was) a director, director nominee, executive officer, 5% stockholder, immediate family member of any of the foregoing, an entity which is owned or controlled by any of such persons, or any other person which our Audit Committee or Board has so identified.

              We have established the dollar amount of the transactional threshold at a lower amount than is required by law, so that even smaller transactions with related persons will be reviewed for fairness and appropriateness. Employment of a related person in the ordinary course of business consistent with our policies and practices with respect to the employment of non-related persons in similar positions (so long as the related person is not an executive officer required to be reported in our annual Proxy Statement), while not specifically subject to the Policy, are nonetheless disclosed herein. Transactions involving competitive bids are considered pre-approved for purposes of our policy.

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              Covered transactions will normally be approved in advance by the Audit Committee, unless, upon certification by our Chief Executive Officer or Chief Financial Officer that a determination cannot be practicably made prior to the next Audit Committee meeting, the Chair of the Audit Committee may review and approve the proposed related person transaction, subject, however, to the prompt reporting of the transaction to the full Audit Committee.

              In reviewing any related person transaction, the Audit Committee must consider the proposed benefits to the Company, the availability of other sources of comparable products or services, an assessment of whether the proposed transaction is at least on terms comparable to the terms available to an unrelated third party or to employees generally, and must then determine that the transaction is fair and reasonable to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a) of the Exchange Act requires our non-employee directors and our executive officers to file with the SEC initial reports of beneficial ownership of the Company's common stock and other equity securities or derivatives as well as reports of changes in beneficial ownership. These persons are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Exchange Act filing requirements with respect to 2016 were met.

Stockholder Proposals for 2017

              Any stockholder satisfying the requirements of the Exchange Act Rule 14a-8, and wishing to submit a proposal for inclusion in our Proxy Statement for our 2018 Annual Meeting of Stockholders, must submit the proposal in writing to the attention of our Chief Financial Officer, Theresa E. Wagler, at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than December 8, 2017.

              In addition, Section 2.9 of our bylaws, which is an advance notice bylaw, governs the timely submission of nominations for director or other business proposals that a stockholder may wish to have considered at the annual meeting. There were no such proposals submitted for this Annual Meeting. Pursuant to that bylaw, any stockholder who does not submit a timely or otherwise qualifying proposal for inclusion in next year's (2018's) Annual Meeting Proxy Statement, but may still wish to make a proposal at that 2018 Annual Meeting, will be required to have delivered written notice to our Chief Financial Officer no later than December 8, 2017. That notice, if any, must contain the information required by Section 2.9 of the bylaws, a copy of which can be viewed on our Company's website, at www.steeldynamics.com under "Investors — Corporate Governance," or a copy of which may be requested, addressed as noted above, free of charge. If such a proposal were to be actually made at next year's Annual Meeting, a proxy granted by a stockholder prior to that Annual Meeting will be deemed to have given discretionary authority to the proxies to vote that individual's shares on any matter introduced pursuant to the foregoing Section 2.9 advance notice bylaw.

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Proposal No. 1
Election of Directors

              Our stockholders will be asked to elect ten directors at the 2017 Annual Meeting.

              All of the persons listed below are incumbent members of our Board and were elected at the 2016 Annual Meeting. As a result of its ongoing performance review by the Corporate Governance and Nominating Committee (see "The Corporate Governance and Nominating Committee — Director Nomination Process"), each incumbent Board member's service and performance as a director during 2016 has been determined to have met all expectations. Therefore, all ten director candidates have been recommended for nomination by the Committee and, as such, have been nominated by the Board of Directors. Each director, if elected, will serve until our 2018 Annual Meeting of Stockholders, or until a qualified successor director has been elected.

              We will vote the shares you hold in your own name in the manner you specify on the enclosed proxy card, or by telephone or Internet. If you do not specify how you want your shares voted, we will vote them FOR the election of all of the nominees listed below. If you wish your shares voted for some, but not all, of the nominees, or if you wish to "WITHHOLD" your vote from some but not all of the nominees, you may so indicate on the proxy card or by telephone or the Internet when you vote your proxy. As previously described in the "Required Vote" section of this Proxy Statement, if you WITHHOLD your vote from a nominee, it will have the same effect as a vote AGAINST that nominee.

              If your shares, however, are Broker Held Shares, be sure to instruct your broker, bank, custodian, or nominee on how you want your shares voted, with respect not only to this Proposal No. 1, but to each of the proposals on the agenda. If you do not give your instructions, your broker, bank, custodian, or nominee will not be able to vote your shares. (See "Voting Shares Held by Brokers, Custodians, Banks or Other Nominees".)

              As previously noted, therefore, upon recommendation of the Corporate Governance and Nominating Committee, the Board has nominated Mark D. Millett, Keith E. Busse, Frank D. Byrne, M.D., Kenneth W. Cornew, Traci M. Dolan, Dr. Jürgen Kolb, James C. Marcuccilli, Bradley S. Seaman, Gabriel L. Shaheen and Richard P. Teets, Jr. for election as directors for a one year term. All but Messrs. Millett, Busse and Teets are and will be independent directors.

              The Board has also reviewed all transactions during 2016 between Steel Dynamics, Inc. or any of its subsidiaries or affiliates, and companies or entities in which a director or a family member or affiliate might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons, and, further, for the purpose of determining whether any of such transactions impacted the independence of such directors. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company or any of our subsidiaries and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.

              Each of the nominees for election as director has indicated his or her willingness to serve, if elected, but in the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate Governance and Nominating Committee, may select a substitute nominee. In that event the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve.

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 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE FOLLOWING NOMINEES:

Name	Position with Steel Dynamics, Inc.	Age	Director Since

Mark D. Millett	Director, President and Chief Executive Officer	57	1993
Keith E. Busse	Director, Non-Executive Chairman of the Board	74	1993
Frank D. Byrne, M.D.	Director	64	2005
Kenneth W. Cornew	Director	52	2016
Traci M. Dolan	Director	59	2012
Dr. Jürgen Kolb	Director	74	1996
James C. Marcuccilli	Lead Independent Director	66	2005
Bradley S. Seaman	Director	56	2013
Gabriel L. Shaheen	Director	63	2009
Richard P. Teets, Jr.	Director	61	1993

INFORMATION CONCERNING EXPERIENCE, QUALIFICATIONS,
ATTRIBUTES AND SKILLS OF DIRECTOR NOMINEES AND OTHER EXECUTIVE OFFICERS

Mark D. Millett, a co-founder of our Company and a director since inception, was appointed our President and Chief Executive Officer effective January 1, 2012. Prior to that, from April 2011, Mr. Millett served as our President and Chief Operating Officer and, from June 2008 to April 2011, our Executive Vice President of Metals Recycling and Ferrous Resources and President and Chief Operating Officer of OmniSource Corporation. In that role, he was responsible for the Company's metallic resources platform, including all ferrous and nonferrous metals recycling operations, as well as the Company's ironmaking initiatives. In 2007 and 2008, Mr. Millett managed the Company's flat roll operations, including the Butler Flat Roll Division, Jeffersonville coating facilities and The Techs. From 1998 to 2007, Mr. Millett managed the Company's Flat Roll Division at Butler, Indiana, including the hot mill, cold mill, and coating facilities. Between 1993 and 1996, Mr. Millett was responsible for the design, construction and start-up operation of the Company's Butler, Indiana flat roll, melting and casting operations. A metallurgist by training, Mr. Millett, prior to his co-founding of Steel Dynamics, served from 1981 to 1985 as chief metallurgist for Nucor Corporation's Darlington, South Carolina, division, charged with developing the world's first commercially viable thin-slab-casting process as the manager of that project at Nucor's Hazelett facility. In 1987, Mr. Millett was given the responsibility by Nucor for the design, construction, staffing, and operation of the melting and casting facility at Nucor's world's-first thin-slab casting facility at Crawfordsville, Indiana. Mr. Millett holds a bachelor's degree in metallurgy from the University of Surrey in England (1981). Mr. Millett was named Steelmaker of the Year in 2014 by the Association of Iron and Steel Technology. Mr. Millett brings to the Board both a wealth of training and experience in steel metallurgy and in casting and coating technology and, by reason of his leadership of the Company's iron initiative projects, a comprehensive knowledge of iron making technology as well as, by reason of his leadership of OmniSource Corporation, a strategic and operational understanding of scrap metal recycling as both a resource for a steel manufacturing business and as an independent business platform.

Keith E. Busse is a co-founder of our Company, is the non-executive Chairman of the Board and has been a director since inception. Prior to his retirement on December 31, 2011, Mr. Busse had been our Chief Executive Officer since inception. Mr. Busse also, from 1993 until May 2007, was our President, at which time he became Chairman and Chief Executive Officer. Prior to 1993, for a period of twenty-one years, Mr. Busse worked for Nucor Corporation in various capacities, including general manager of its Vulcraft subsidiary in St. Joe, Indiana. In 1986, Mr. Busse was appointed by Nucor to be the general manager of, and to head the construction and operation of, the world's first flat roll steel mini-mill utilizing thin-slab-casting steel technology at Crawfordsville, Indiana. Mr. Busse holds an undergraduate degree in accounting from International Business College, a degree in business finance from St. Francis College (now the University of St. Francis) and a master's degree in business administration from Indiana University. Mr. Busse was named Steelmaker of the Year in 2005 by the Association of Iron and Steel Technology and was named by Business Week Magazine as one of the Top 10 entrepreneurs in the United States. He serves as a director of Accuride Corporation, a public company and previously served as Chairman of the board of Tower Financial Corporation until the company was acquired by Old National Bancorp in 2014. Mr. Busse's ongoing contributions to the Board, as one of the most innovative and strategic minds in the steel business, and his leadership skills as both visionary and as motivator, are invaluable, even as the Company has matured and is poised for further growth.

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Frank D. Byrne, M.D., retired, served for ten years (2004 – 2014) as President of St. Mary's Hospital in Madison, Wisconsin, part of SSM Health Care, a multi-state healthcare delivery system. Previously, he served in a variety of executive leadership and governance roles at Parkview Health, a regional healthcare system in northeast Indiana, from 1991-2004, including serving as President of Parkview Hospital from 1995-2002. He practiced pulmonary and critical care medicine in Fort Wayne, Indiana from 1982-1994. Dr. Byrne has also served in numerous governance roles in not-for-profit and privately held organizations for more than 20 years, including hospitals, health systems, health insurance companies, community foundations, multispecialty physician practices, and professional associations. Dr. Byrne holds a Bachelor of Science degree in pre-professional studies from the University of Notre Dame (1974), a doctor of medicine degree from S.U.N.Y. Downstate Medical Center (1977), a certificate of Executive Management from the University of Michigan Business School Executive Program (1996) and a Master of Medical Management degree from Carnegie Mellon University (1999). He attended the Executive Program at the University of Michigan Business School and corporate governance education programs at Harvard Business School, the University of Wisconsin, and Stanford University schools of Business and Law. Dr. Byrne is a member of both our Compensation Committee and of our Corporate Governance and Nominating Committee. Dr. Byrne brings to the Board extensive executive leadership and governance experience, as well as experience in management of complex organizations, employment-related matters, compensation policies, mergers and acquisitions, safety, and process improvement.

Kenneth W. Cornew, since 2013, has been Senior Executive Vice President and Chief Commercial Officer of Exelon Corporation and CEO of Exelon Generation. Exelon is a leading competitive energy provider in the U.S. with one of the cleanest and lowest cost power generation fleets. Its utilities serve millions of electric and gas customers. In his current role, Mr. Cornew is responsible for the operations of Exelon's nuclear, fossil, and renewable fleets, as well as the commercial and retail businesses of Constellation, with which Exelon merged in 2012. In 1990 Mr. Cornew joined Exelon where, throughout his career, he was instrumental in establishing and growing the company's competitive energy business. From 2008 through 2012, Mr. Cornew was Exelon's Senior Vice President and CEO of its commercial and retail business. Prior to joining Exelon, Mr. Cornew worked for PJM Interconnection, a regional transmission organization and part of the U.S. Eastern Interconnection Grid serving several states in the Mid-Atlantic and Mid-West regions. Mr. Cornew has been and continues to be a leader in advocacy for the industry, he currently serves on the Board of Directors of the Electric Power Research Institute whose focus is research and development relating to the generation, delivery and use of electricity. Mr. Cornew holds a Bachelor of Science degree in Electrical Engineering from Rutgers University (1987) and an MBA from the Drexel University (1995). Mr. Cornew currently serves on the Industry Advisory Board for Rutgers School of Engineering as well as the Board of Trustees for the Living Classrooms Foundation. Mr. Cornew is a member of both our Audit Committee and of our Compensation Committee. Mr. Cornew brings to the Board a comprehensive understanding and experience in power operations, commodity cycles, strategic growth, mergers and acquisitions, safety, and process improvement.

Traci M. Dolan, retired, served for ten years (2004 – 2014) with ExactTarget, Inc., a salesforce.com company, which provides global cross-channel interactive marketing software-as-a-service. From July 2011 until February 2014, she served as Chief Administrative Officer and Corporate Secretary, in which she was responsible for human resources, executive compensation, legal and corporate governance, real estate, risk management, and shareholder relations. Prior to this, she served as principal financial officer responsible for all financial and administrative functions, including financial and strategic planning, accounting, tax and treasury functions, among other responsibilities. Prior to joining ExactTarget, Ms. Dolan served as Chief Financial Officer and Vice President of Finance and Administration, Secretary and Treasurer of Made2Manage Systems, Inc., which she joined in March 2000. From 1995 to 2000, Ms. Dolan was with Macmillan Publishing, USA where she held various financial and operating positions including Vice President of Finance and Operations, and before that, Controller and Vice President of Finance. She began her career at Coopers & Lybrand, progressing to the role of audit manager. She holds a Bachelor of Science Degree in Business from Indiana University (1981). Ms. Dolan is Chairperson of our Audit Committee and a member of our Compensation Committee. Ms. Dolan brings to the Board a comprehensive knowledge of accounting, finance and financial management as well as experience in managing and overseeing regulatory compliances in the areas of executive compensation and risk management involving public companies.

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Dr. Jürgen Kolb, retired, served for fifteen years (1986 – 2001) as a member of Salzgitter, AG's Management Board, including responsibility as Director of Sales and Executive Vice President and Chairman of Salzgitter's world-wide Trading, Warehousing and Steel Service Center activities. Salzgitter, AG is a large German steelmaker. Dr. Kolb has served in numerous capacities within the German, European and World Steel Federation and regularly consults with both private and publicly traded steel and other industrial companies and private equity firms internationally. Dr. Kolb holds degrees from the Johann Wolfgang Goethe University in Frankfurt, Germany (1967) and from the Ruhr-University in Bochum, Germany (1976). Dr. Kolb is a member of both our Audit Committee and of our Corporate Governance and Nominating Committee. Dr. Kolb brings to the Board international expertise and experience, not only in steelmaking technologies across all product lines, but also regarding the conditions and operating trends in the global steel markets.

James C. Marcuccilli has served as President and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana, since 1997. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Prior to that, Mr. Marcuccilli had responsibility for oversight of nine of STAR's financial institutions throughout Indiana. He has also had management experience in transportation (1965-2002) and Ready-Mix and Aggregates business (1968-2007). Mr. Marcuccilli has served as chairman of the Northeast Indiana Regional Partnership from 2008-2009 and is a board member of the Indiana Economic Development Corporation (2004 to present). Mr. Marcuccilli holds a bachelor's degree in business finance from the University of Notre Dame (1973). Mr. Marcuccilli is a member of both our Compensation Committee and of our Audit Committee and is Chairperson of our Corporate Governance and Nominating Committee. Mr. Marcuccilli was appointed the Company's Lead Independent Director in December 2011 and has served in this capacity since then. He brings to the Board his extensive experience in financial analysis and management, in banking and in organizational management and a background as a successful entrepreneur, having assisted in the growth and development of STAR Financial Bank from a single rural bank in the early 1970s to its status today as one of Indiana's premier banking institutions.

Bradley S. Seaman has been employed, since August 1999, by Parallel49 Equity, a private equity firm that makes control investments in lower middle market companies in the United States and Canada. Founded in 1996, Parallel49 Equity, with offices in Lake Forest, Illinois and Vancouver, British Columbia, has acquired nearly sixty companies in specialty manufacturing, business services, and value-added distribution. From 1999 through December 2011, Mr. Seaman was Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding, and investments. Prior to joining Parallel49 Equity, and from 1990 through July 1999, Mr. Seaman was employed by GE Capital Corporation, a division of the General Electric Company, where he held a number of increasingly senior positions in GE's Transportation & Industrial Funding and Commercial Finance units, ultimately being promoted to head GE Capital's transactions origination teams in Ohio, Michigan and Missouri. In 1994, Mr. Seaman was selected to be part of a new group that was established to focus GE Capital's debt and equity products on the emerging private equity market, and, in that capacity, headed GE's offices in New York and Chicago. During this period, Mr. Seaman also led GE's involvement in the original equity and debt financing for Steel Dynamics in June 1994. Mr. Seaman holds a Bachelor of Science degree in Business Administration from Bowling Green State University (1982) and an MBA from the University of Dallas (1986). Mr. Seaman is a member of both our Audit Committee and of our Corporate Governance and Nominating Committee. He serves as Chairman of the board of directors of CPI Card Group, Inc., a public company. He brings to the Board a comprehensive understanding and experience in the debt and equity capital markets, management experience, manufacturing expertise, and both operational and corporate governance experience drawn from his involvement in the management and oversight of Parallel49 Equity platform companies.

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Gabriel L. Shaheen, from 2000 to the present, has served as President, Chief Executive Officer and a principal of GLS Capital Ventures, LLC and partner of NxtStar Ventures, LLC, both of them providing private advisory services to both start-up and existing life insurance, annuity insurance, and other financial services organizations, as well as to entities that serve such organizations. From January 1998 through December 1999, Mr. Shaheen served as Chairman, President and Chief Executive Officer of Lincoln National Life Insurance Company, with responsibility for all of Lincoln's life and annuity operations throughout the United States. Prior to that, from November 1996 through January 1998, he served as Managing Director of Lincoln UK, Lincoln National Corporation's British subsidiary, and from May 1994 through November 1996, served as Chairman, President and Chief Executive Officer of Lincoln National's reinsurance business and companies, including life and health, worldwide. Mr. Shaheen is an actuary by profession, having received his bachelor's degree in actuarial math from the University of Michigan (1976) and a master's degree in actuarial science from the University of Michigan (1977). Mr. Shaheen serves as Chairman of the board of directors of Horace Mann Educators Corporation, a public company. Mr. Shaheen is Chairperson of our Compensation Committee and a member of our Corporate Governance and Nominating Committee. Mr. Shaheen brings an extensive background of training, skills, and experience in the world of risk assessment and management, as well as management skills and experience in operating and supervising complex institutional relationships and major operating units of large publicly traded companies.

Richard P. Teets, Jr. is a co-founder of our Company and has been a director since inception. Prior to his retirement on March 31, 2016, Mr. Teets had been our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations since August 2008. In April 2007, Mr. Teets became an Executive Vice President, overseeing the Company's four long-products steelmaking divisions and the steel fabricating business, New Millennium Building Systems. In 1998, Mr. Teets initiated the planning for construction of the Company's structural-steel mill at Columbia City, Indiana. From 1998 to 2007, he managed the construction, start-up, and operation of the structural mill and was responsible for its commercial success and growth. From 1993 to early 1996, Mr. Teets was responsible for the planning and construction of the Company's pioneering flat roll steel mill in Butler, Indiana as well as its subsequent construction of a cold rolled facility, after which he became Vice President and General Manager of Rolling and Finishing at the flat roll mill. Prior to that, after a ten year career at J&L Steel (later LTV Steel), Mr. Teets joined Nucor Corporation in 1987 as an engineering manager at Crawfordsville, Indiana, where he was given broad responsibility for the design and construction of its new thin-slab-casting facility at that location. Thereafter, in 1991, he assumed responsibility for Nucor's Crawfordsville, Indiana cold-rolling and finishing operations. Mr. Teets holds a bachelor's degree in mechanical engineering from Lafayette College (1977) and a master's degree in business administration from Duquesne University (1982). Mr. Teets was named the Steel Advocate of the Year during 2016 by the American Metal Market. Mr. Teets brings to the Board a strong academic and operational background and business experience in the design, construction and operation of steel mill facilities, as well as demonstrated leadership in organizing, budgeting for and directing complex projects, both at the construction and operational levels.

Other Named Executive Officers

Theresa E. Wagler (46) is our Executive Vice President and Chief Financial Officer since May 2007. She joined the Steel Dynamics corporate finance team in 1998, and has held various finance and accounting positions, including Chief Accounting Officer and Vice President and Corporate Controller, and was appointed to her current position in May 2007. She is responsible for and oversees accounting, risk management, taxation, treasury, and information technology functions, as well as, financial planning and analysis, investor relations, and corporate communications. Prior to joining Steel Dynamics, Ms. Wagler served as Assistant Corporate Controller for Fort Wayne National Bank and as a certified public accountant with Ernst & Young LLP. She graduated cum laude from Taylor University with a bachelor's degree in accounting and systems analysis. In addition, Ms. Wagler serves as a director of CF Industries Holdings, Inc., a public company, and also serves as a director and audit committee chair for Trine University.

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Russell B. Rinn (59) is our Executive Vice President for Metals Recycling, and President and Chief Operating Officer of OmniSource Corporation since July 2011. Mr. Rinn is responsible for OmniSource's ferrous and nonferrous metals recycling operations in the Midwest and in the Southeastern United States, as well as sourcing, marketing, trading, and logistics activities spanning the nation. OmniSource procures metal scrap, processes it, and markets these recycled metals to external customers and supplies ferrous scrap to the Company's steel mills. Prior to joining Steel Dynamics, Mr. Rinn was an Executive Vice President of the Commercial Metals Company (CMC), a Texas-based mini-mill steel company. He has more than 30 years of experience in the steel and metals recycling industries. Russ is a graduate of the Executive Program of the Stanford University Graduate School of Business and of the Management Development Program at the University of Michigan's Business School. He holds a Bachelor's degree in Finance, Marketing and Business Administration from Texas Lutheran University.

Christopher A. Graham (53) is our Senior Vice President, Manufacturing Group since March 2016. Since 2013, Mr. Graham served as a Vice President of Steel Dynamics and the President of its fabrication operations. Mr. Graham is responsible for the Company's fabrication operations, but with the added responsibility of the Company's other downstream manufacturing facilities. He will lead the Company's strategic growth in the area of adding businesses that will utilize Steel Dynamics metal products as raw material in the manufacture of other products. Mr. Graham was part of the team that constructed the Company's first steel mill in 1994. He held various leadership positions within the Company's steel group prior to moving into the fabrication operations in 2007. He was responsible for four operating fabrication plants from 2007 to 2010, at which point he also became the team leader responsible for overseeing the restructuring and integration of three acquired fabrication facilities, and in 2014 was made responsible for the integration of the Columbus Flat Roll Division. Mr. Graham earned a bachelor's degree in business management from Western Governors University and his MBA from the University of Saint Francis.

Glenn A. Pushis (51) is our Senior Vice President, Long Products Steel Group since March 2016. Since 2014, Mr. Pushis has served as a Vice President overseeing the Company's Butler Flat Roll Division and six flat roll coating facilities located in Indiana and Pennsylvania. Mr. Pushis is responsible for the Company's four long product steel mills, which together have approximately 3.8 million tons of annual steelmaking capacity, producing specialized engineered bars, structural steel, railroad rail, merchant bars and other specialty steels, primarily serving the construction, transportation and industrial sectors. Mr. Pushis was also part of the team that constructed the Company's first steel mill in 1994. He held various leadership positions within the Company's steel group, including the positions of General Manager for the Engineered Bar Products Division from 2003 to 2007 and more recently, the Butler Flat Roll Division from 2007 to 2014. Mr. Pushis earned a bachelor's degree in mechanical engineering from Purdue University and his MBA from Indiana University.

Barry T. Schneider (48) is our Senior Vice President, Flat Roll Steel Group since March 2016. Since 2014, Mr. Schneider served as a Vice President overseeing the Company's Engineered Bar Products and Roanoke Bar steel divisions. Mr. Schneider is responsible for the Company's two flat roll steel mills and eleven flat roll coating lines, which together have approximately 7.2 million tons of annual capacity, producing hot roll, cold roll and coated steel products, including a wide variety of specialty products, such as light gauge hot roll, galvanized and painted products. Mr. Schneider was also part of the team that constructed the Company's first steel mill in 1994, serving in several engineering and operational roles in the melt shop during the Company's first five years of operations. He was the manager of the Butler Flat Roll Division's hot strip mill and later the cold rolling and coating facilities from 2000 to 2007. Mr. Schneider then held the position of General Manager for the Engineered Bar Products Division from 2007 to 2014. Mr. Schneider earned a bachelor's degree in mechanical engineering and a master of science in engineering management from Rose-Hulman Institute of Technology.

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Director Compensation

              The following table presents the total compensation for each person who served as a non-employee member of the Board during 2016. Other than as set forth in the table, and described more fully below, we did not pay any other compensation or make any equity or non-equity awards to any of the non-employee members of the Board. Mr. Millett, who is our Chief Executive Officer, received no compensation for his service as a member of the Board and, consequently, is not included in this table. The compensation received by Mr. Millett, as a current employee of the Company, is presented in the 2016 Summary Compensation Table. Mr. Teets, who was our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations through his retirement on March 31, 2016, received no compensation for his service as a member of the Board until after his retirement. Mr. Teets' compensation earned as a director after his retirement is presented in the 2016 Summary Compensation Table.

Cash Compensation

              For 2016, the standard cash compensation arrangements for the non-employee members of the Board included a $90,000 annual cash retainer (payable quarterly), as well as cash committee participation fees and retainers as follows:

	Committee Chair	Committee Member	Annual Retainers

Audit Committee	$25,000	$12,000
Compensation Committee	20,000	7,500
Corporate Governance and Nominating Committee	15,000	7,500
Lead Independent Director			$40,000
Non-Executive Chairman of the Board			130,000

              Non-employee members of the Board may elect to defer up to 100% of their annual cash retainer relating to their Board service, in increments of 10%, in the form of deferred stock unit ("DSU") award a book-entry award expressed in equity-equivalent stock units and ultimately settled at the end of the deferral period in a like number of shares of the Company's common stock. This deferral election must be made at the beginning of each year before the compensation is earned. The director is required to elect, in advance, the applicable deferral period, specifically, of either one year or the earlier to occur of five years or one year following his or her retirement from the Board, for settlement and conversion of his or her DSU award into an equivalent number of shares of the Company's common stock.

Equity Compensation

              Non-employee members of the Board also receive an annual equity award, in the form of DSUs. The DSU awards are determined using the closing market price of the Company's common stock on the last business day immediately preceding June 1 of each year. In 2016, these DSU awards each had a grant date fair value of $120,021. Each non-employee member of the Board is required to elect, in advance, the applicable deferral period for settlement and conversion of his or her DSU award into an equivalent number of shares of the Company's common stock, specifically, for a period of either one year, or the earlier to occur of, five years, or one year following his or her retirement from the Board.

    Equity Ownership Policy for Directors

              We maintain an equity ownership policy for the non-employee members of the Board. Under this policy, each non-employee member of the Board is required to own and hold shares of the Company's common stock equal to at least five times his or her annual cash retainer, currently $90,000, for an aggregate of $450,000. We review compliance with this policy annually and require each non-employee member of the Board to meet his or her respective equity ownership requirement within five years of joining the Board. As of the date of this Proxy Statement, we believe that each of the existing non-employee members of the Board either satisfies, or will satisfy this requirement, on a timely basis.

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2016 Director Compensation Table

Name (a)	Fees Earned or Paid in Cash (b) (1)	Stock Awards (c) (2)	Total (h)

John C. Bates	$ 85,000	$ 120,021	$ 205,021
Keith E. Busse	215,000	120,021	335,021
Frank D. Byrne, M.D.	100,000	120,021	220,021
Kenneth W. Cornew	54,750	120,021	174,771
Traci M. Dolan	117,500	120,021	237,521
Dr. Jürgen Kolb	104,500	120,021	224,521
James C. Marcuccilli	168,000	120,021	288,021
Bradley S. Seaman	104,500	120,021	224,521
Gabriel L. Shaheen	112,500	120,021	232,521
(1)
The following directors elected to receive all or a portion of their annual cash retainer in the form of a DSU award: Mr. Bates received a DSU award for 3,516 shares of the Company's common stock with a grant date fair value of $85,000 in lieu of cash and Dr. Byrne received a DSU award for 977 shares of the Company's common stock with a grant date fair value of $20,000 in lieu of cash.

(2)
The amounts reported in this column represent the grant date fair value of the DSU awards granted on June 1, 2016 under the Company's 2015 Equity Incentive Plan ("2015 Plan"). These DSU awards were each for 4,869 shares of the Company's common stock on the basis of the Nasdaq closing market price for the Company's common stock on the last business day prior to the grant date. Each 2016 DSU award vested in full on the grant date, June 1, 2016, subject only to the particular deferred settlement date elected in advance by the director for settlement of his or her DSU award into shares of the Company's common stock on a one-for-one basis.

Security Ownership of Directors and Executive Officers

              The following table shows how much of the Company's common stock the directors and the Named Executive Officers, and all directors and executive officers, as a group, beneficially owned as of March 20, 2017. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3.

	Beneficial Ownership as of March 20, 2017
	Current Beneficial Holdings	Shares Subject to Options†	Total	Percent Owned*

Named Executive Officers
Mark D. Millett	3,087,183	23,332	3,110,515	1.3%
Theresa E. Wagler	279,733	6,669	286,402	0.1%
Russell B. Rinn	137,199	5,834	143,033	0.1%
Christopher A. Graham	27,353	—	27,353	0.0%
Glenn A. Pushis	49,486	—	49,486	0.0%
Barry T. Schneider	47,303	—	47,303	0.0%
Directors
Keith E. Busse	1,004,943	—	1,004,943	0.4%
Frank D. Byrne, M.D.	64,390	—	64,390	0.0%
Kenneth W. Cornew	4,943	—	4,943	0.0%
Traci M. Dolan	28,266	—	28,266	0.0%
Dr. Jürgen Kolb	48,163	—	48,163	0.0%
James C. Marcuccilli	63,658	—	63,658	0.0%
Bradley S. Seaman	18,274	—	18,274	0.0%
Gabriel L. Shaheen (1)	48,631	—	48,631	0.0%
Richard P. Teets, Jr. (2)	5,158,380	—	5,158,380	2.1%
Directors and Executive Officers as a Group (15 persons)	10,067,905	35,835	10,103,740	4.2%

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†
Represents currently exercisable options and options exercisable within 60 days.

*
Assumes exercise of all stock options currently exercisable or exercisable within 60 days covering 35,835 shares with a corresponding increase in the number of outstanding shares from 242,383,332 on the record date to 242,419,167.

(1)
Mr. Shaheen's ownership includes 3,000 shares held in his retirement plan.

(2)
Mr. Teets' ownership includes 94,089 shares of the Company's common stock owned by Mr. Teets' spouse and 21,352 shares held in trust for Mr. Teets' children, with respect to which Mr. Teets disclaims beneficial ownership of all these shares.

Security Ownership of Certain Beneficial Owners

              At December 31, 2016, based upon filings with the SEC, and based upon a total of 243,785,485 shares issued and outstanding at that time, the following persons owned more than 5% of the Company's common stock.

Name and Address	Amount of Beneficial Ownership	Percent of Class

The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	23,203,301	9.5%
BlackRock Inc. (2) 55 East 52nd Street New York, NY 10055	18,934,623	7.8%
(1)
Share amounts are based on a Schedule 13G/A filed with the SEC on February 10, 2017, reporting beneficial ownership as of December 31, 2016, which indicates that The Vanguard Group has sole voting power of 142,669 of the shares shown, shared voting power of 26,970 of the shares shown, sole dispositive power of 23,045,781 of the shares shown and shared dispositive power of 157,520 of the shares shown.

(2)
Share amounts are based on a Schedule 13G/A filed with the SEC on January 27, 2017, reporting beneficial ownership as of December 31, 2016, which indicates that BlackRock, Inc. has sole voting power of 18,030,547 of the shares shown and sole dispositive power of 18,934,623 of the shares shown.

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Proposal No. 2
Ratification of the Appointment of Independent
Registered Public Accounting Firm as Auditors

              In accordance with the provisions of the Sarbanes-Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm, to conduct our annual audit for the year 2017. Although not legally required, but in accordance with established policy, we are submitting this appointment to stockholders for ratification. In the event the appointment is not ratified, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with our deliberation of the appointment of an independent registered public accounting firm for 2018.

              Ernst & Young conducted our annual audit for 2016, and representatives of Ernst & Young will be present and will be available at the meeting to respond to questions from stockholders, and, if the representatives desire, will have an opportunity to make a statement.

The Board of Directors recommends a vote FOR the approval of the appointment of
Ernst & Young LLP as our independent registered public accounting firm for 2017.

Audit and Non-Audit Fees

              The following table presents fees paid for services rendered by Ernst & Young, as the Company's independent registered public accounting firm, for the years ended December 31, 2015 and 2016.

	2015	2016
Audit Fees	$ 1,982,000	$ 2,165,000
Audit Related Fees	—	—
Tax Fees	130,000	128,000
All Other Fees	—	—

	$ 2,112,000	$ 2,293,000

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

              Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent auditors. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent auditors. The policy contemplates a general pre-approval for all audit, audit-related, tax, and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent auditors, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance of service.

              Prior to engagement, the Audit Committee will pre-approve the following categories of services.

  ▪
  Audit fees include fees for (1) services rendered in connection with the audit of the Company's consolidated financial statements included in its Form 10-K and reviews of financial statements included in the quarterly Forms 10-Q; and (2) the review of internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Such work also includes, but is not limited to, fees for the review of the Company's valuation of business combinations, services rendered in connection with comfort letters, statutory audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings.

STEEL DYNAMICS, INC.    2017 Proxy Statement    24

  ▪
  Tax fees include fees related to services performed by the independent auditors' tax personnel, except those services specifically related to the financial statements which are included in audit fees, and included tax consulting fees (assistance with tax audits and appeals, tax advice relating to mergers and acquisitions, due diligence assistance regarding tax matters, and transfer pricing studies).

              Applicable SEC rules and the Audit Committee's pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee's general pre-approval to the Chair of the Audit Committee.

Report of the Audit Committee

              The Audit Committee operates under a written Charter that is available on our Company's website at www.steeldynamics.com under "Investors — Corporate Governance." The Audit Committee is comprised of five non-employee independent directors, each of whom met the definition of "audit committee financial expert."

              The Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements, and is directly responsible for the appointment and oversight of our independent auditors, including review of their qualifications, independence and performance. In carrying out its oversight responsibilities, the Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm, legal counsel, and other advisors. While the Audit Committee's specific responsibilities are also summarized in this Proxy Statement under "Governance of the Company — The Audit Committee," the Audit Committee, among its other responsibilities, oversees:

  ▪
  The integrity of our financial statements, our accounting and financial reporting processes, and our systems of internal control over financial reporting and safeguarding of our assets;

  ▪
  Our compliance with legal and regulatory requirements;

  ▪
  The performance of our internal auditors and internal audit functions; and

  ▪
  Our guidelines and policies with respect to risk assessment and risk management.

Roles and Responsibilities

              Management, our independent registered public accounting firm, and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control.

              Our independent registered public accounting firm, Ernst & Young is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with accounting principles generally accepted in the United States. In addition, Ernst & Young is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

Oversight and Assessment of the Independent Auditors

              The Audit Committee selects and appoints our independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews and approves the independent auditors' fees. The Audit Committee approved the selection and engaged the services of Ernst & Young as our independent auditing firm for the Company's fiscal year ended December 31, 2016, after employing its annual quality and review process described below.

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              In 2016, the Audit Committee, with assistance from management, conducted a formal performance appraisal of Ernst & Young, soliciting the opinions of the Audit Committee, internal audit, executive management and other relevant Company employees. In determining whether to appoint Ernst & Young as Steel Dynamics' independent auditor for 2017, the Audit Committee took into consideration a number of factors, including the frankness and quality of the Audit Committee's ongoing discussions with our auditor, the auditor's independence, and the assessment of the professional qualifications and past performance of both Ernst & Young as a whole and the Lead Audit Partner. The results assessed Ernst & Young's performance to have met all expectations. In that regard, the Audit Committee recommends engaging Ernst & Young as our independent auditing firm for the Company's fiscal year ending December 31, 2017.

Required Disclosures and Discussions

              In connection with the December 31, 2016 audited consolidated financial statements, the Audit Committee:

  ▪
  Met with Ernst & Young eight times with management present and four times without management present.

  ▪
  Discussed with the Company's independent auditors, Ernst & Young, the matters required to be discussed in Auditing Standard No. 16 (Communication with Audit Committees), issued by the Public Company Accounting Oversight Board (United States) ("PCAOB"), now codified as AS No. 1301, as well as Auditing Standard No. 18 (Related Parties).

  ▪
  Received and reviewed the written disclosures and the letter from Ernst & Young required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and has discussed with the auditors their independence.

  ▪
  Reviewed and discussed with management and with Ernst & Young management's report on Steel Dynamics' internal control over financial reporting and Ernst & Young's attestation report on the effectiveness of Steel Dynamics' internal control over financial reporting.

  ▪
  Discussed whether the provision of services by Ernst & Young and the fees paid to them for services not related to the audit of the financial statements referred to above, is compatible with maintaining Ernst & Young's independence.

Recommendation to Include the Financial Statements in the Annual Report

              Based upon the Audit Committee's discussions with management and our independent registered public accounting firm, and the Audit Committee's review of the audited financial statements and the representations of management and the report of our independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee:

Traci M. Dolan, Chair
Kenneth W. Cornew, Member
Dr. Jürgen Kolb, Member
James C. Marcuccilli, Member
Bradley S. Seaman, Member

April 7, 2017

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EXECUTIVE COMPENSATION AND RELATED INFORMATION Compensation Discussion and Analysis

              This Compensation Discussion and Analysis ("CD&A") provides you with a detailed description of our Named Executive Officer (our "NEOs") compensation program. It provides an overview of our philosophy, policies and programs, which are designed to achieve our compensation objectives. For 2016, our NEO's were:

Name	Position
Mr. Millett	President and Chief Executive Officer
Ms. Wagler	Executive Vice President and Chief Financial Officer
Mr. Rinn	Executive Vice President for Metals Recycling and President and Chief Operating Officer of OmniSource Corporation
Mr. Graham	Senior Vice President, Manufacturing Group
Mr. Pushis	Senior Vice President, Long Products Steel Group
Mr. Schneider	Senior Vice President, Flat Roll Steel Group
Mr. Teets	Former Executive Vice President for Steelmaking, President and Chief Operating Officer of Steel Operations (retired March 31, 2016)

Executive Summary

2016 Business Achievements

              We achieved numerous record and near-record financial and operating results during 2016, driving a one-year total stockholder return of 119% and a three-year total stockholder return of 112%. The domestic steel industry market environment was still challenged during the year with continued excess imported steel and weak demand from certain consuming sectors such as energy, agriculture and heavy equipment. However, steady demand from the automotive and construction sectors helped offset some of this weakness. Additionally, the successful strategic diversification of our Columbus Flat Roll Division's value-added product portfolio and customer base realignment, significantly benefited 2016 financial results. This transformational change will also benefit the coming years, as we successfully constructed and began operating a $100 million flat roll steel paint line during the fourth quarter of 2016, both on budget and ahead of schedule.

              We recorded numerous achievements during the year, including the following:

  ▪
  Record steel production and shipments, maintaining higher utilization than the domestic industry;

  ▪
  Record fabrication revenues and shipments;

  ▪
  Record adjusted operating income of $861 million (excluding non-cash asset impairment charges);

  ▪
  Second highest annual cash flow from operations of $853 million and strong free cash flow (operating cash flow less capital investments) of $655 million;

  ▪
  Second highest adjusted EBITDA of $1.2 billion, only $10 million less than our record; and

  ▪
  Even after investing in operations, decreasing total debt, and increasing dividends while also initiating a share repurchase program in 2016, we achieved record end-of-year liquidity of over $2.0 billion.

              As demonstrated, our business model and unique operating culture generates strong cash flow through all market cycles — based on the low, highly-variable cost structure of our operations and our highly diversified, value-added product offerings. The strength of our through-cycle cash generation, coupled with a strong credit and capital structure profile — provides great opportunity for continued organic and inorganic growth. We are squarely focused on the continuation of sustainable, optimized value creation.

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Results of 2016 Say-on-Pay Vote

              At our 2016 Annual Meeting of Stockholders, we conducted a non-binding advisory vote on the compensation of the NEOs, commonly referred to as a "say-on-pay" vote. Our stockholders approved the compensation with 95% of the votes cast on the proposal voted in favor of our executive compensation program.

              As the Compensation Committee evaluated our executive compensation policies and practices throughout 2016, it was mindful of the support our stockholders expressed for our compensation philosophy and approach to incentive opportunities of linking the incentive compensation opportunities of the executive officers to a combination of short-term overall profitability and long-term incentives linked to a number of performance measures compared to our steel sector competitors. As a result, the Compensation Committee has retained the program's strong emphasis on both short-term annual incentives that reward the NEOs when we meet certain profitability hurdles and long-term performance-based incentive compensation opportunities that provide incentives that promote the creation of sustainable long-term value for our stockholders.

              Consistent with the recommendation of the Board and the preference of our stockholders for holding advisory say-on-pay votes on the compensation of the NEOs on an annual basis, the Board has continued this policy and, as set forth in Proposal No. 3 in this Proxy Statement, is recommending that the say-on-pay advisory vote be conducted annually. Accordingly, following the Annual Meeting to which this proxy statement relates, the next advisory say-on-pay vote will take place in 2018 and the next say-on-frequency vote will take place in 2023.

2016 Executive Compensation Actions

              For 2016, the Compensation Committee took the following compensation actions (each described in more detail below):

  ▪
  Increased Mr. Millett's annual base salary by 2%, or $20,000 to $1,010,000. In addition, the Compensation Committee adjusted the annual base salaries of the Executive Vice Presidents by an average of 5% and the other NEOs with their promotion to Senior Vice Presidents and added responsibilities on March 31, 2016 by an average of 10%;

  ▪
  Based on our record profitability in 2016, approved an annual incentive compensation award for Mr. Millett, as determined under the Annual Plan, equal to 350% of his annual base salary and approved annual incentive compensation awards for the other NEOs ranging from 264% to 350% of their annual base salaries;

  ▪
  Approved performance share awards with a three-year performance period (from 2016 to 2018) under our Long-Term Incentive Program ("LTIP"), to Mr. Millett with a target grant date fair value of $1,515,000 and to the other NEOs, with target grant date fair values ranging from $82,500 to $580,000;

  ▪
  Approved ten year Stock Appreciation Right awards under our Stock Appreciation Right ("SAR") Program, to Mr. Millett with a grant date fair value of $383,040 and to the Executive Vice Presidents with grant date fair values ranging from $95,760 to $109,440; and

  ▪
  As part of our company-wide annual Restricted Stock Unit ("RSU") award program for substantially all employees, including the NEOs, approved an RSU award to Mr. Millett with a grant date fair value of $84,134, and RSU awards to the other NEOs with grant date fair values ranging from $50,487 to $68,442.

Compensation Philosophy and Objectives

              Our executive compensation program reflects the team-oriented entrepreneurial culture upon which the Company was founded and that has contributed to our success. While the type of executive we seek to attract and retain might have the opportunity to work elsewhere at a higher assured wage, nonetheless, we believe that he or she will want to work for us because of the opportunity to earn a higher multiple of that assured wage in a year in which his or her efforts have contributed to a substantially more profitable year. As previously noted, fundamental to this philosophy is the recognition of the central role that teamwork plays in the achievement of this kind of consistent superior financial and operational performance, under all market conditions, both at the executive and

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plant levels. This philosophy is, in fact, reflected at every level of the Company, from the employee on the plant floor to the corporate and divisional executive management team.

              This philosophy drives the following compensation design principles:

  ▪
  base salary is fixed, payable in cash, and generally set at or below the median of the competitive market, yet, when combined with the potential from our highly-leveraged annual incentive compensation, aspires to be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

  ▪
  annual incentive compensation should be awarded only after Company profits and/or divisional earnings first exceed certain minimum threshold levels established by the Compensation Committee from time to time and designed to initially provide a minimum return to stockholders, with annual incentive compensation awards dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

  ▪
  long-term incentive compensation should be predominantly performance-based, with the amounts earned measured by how our executives have performed relative to our steel sector competitors over a multi-year period, based on pre-established key financial and operational measures;

  ▪
  total direct compensation across all market conditions should be market competitive when Company performance so merits, but below market norms when that performance lags; and

  ▪
  any reward for exemplary individual effort and performance over time should be expressed primarily through annual increases in the level of base salary.

              The following charts illustrate the 2016 target total direct compensation mix of our Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents granted by the Compensation Committee:

              The following charts illustrate the 2016 maximum potential compensation mix of our Chief Executive Officer, Executive Vice Presidents and Senior Vice Presidents granted by the Compensation Committee:

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Pay for Performance

              Both our annual incentive compensation award opportunities and our long-term incentive compensation award opportunities have a common "pay-for-performance" design. Each program rewards one or more elements important to the short-term or long-term interests of the Company and its stockholders.

    Annual Incentive Compensation Award Opportunities

              The annual incentive compensation award opportunities for our "corporate executive officers", including our Chief Executive Officer and our Chief Financial Officer, are based on Company-wide profitability, in excess of a pre-established minimum percentage return of stockholders equity, while the annual incentive compensation award opportunities of our "divisional executive officers," with both Company-wide and business unit responsibilities, are based in part on Company-wide profitability and in part on profitability of the division or business units that they manage, in excess of a pre-established hurdle rate of return on assets deployed to that division or business unit. We have selected these measures as the primary performance metrics for determining the annual incentive compensation awards under the Annual Plan because we deem them to be both objective and clearly aligned with driving long-term stockholder value creation. There is a strong relationship between our profits-oriented financial performance under the Annual Plan, as illustrated by our net income (excluding non-cash impairment charges), and our Chief Executive Officer's annual incentive compensation award under that Annual Plan, over the last five years:

CEO Annual Incentive Compensation Plan Awards

    Long-Term Incentive Compensation Award Opportunities

              The long-term incentive compensation award opportunities granted to the designated NEOs under the LTIP are based on Company-wide operating performance, measured on the basis of four key elements: revenue growth, operating margin, after-tax return on invested capital, and after-tax return on equity, compared to the same performance measures of a pre-established group of steel sector competitors, over a long-term (three-year) measurement period, but also subject to a multi-year service-based vesting requirement. We have selected these performance measures for determining the amount of the awards earned because we believe that they are also objective indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile global economy and industry. The relationship between the Company's rankings (1 being the highest) against the steel sector competitors (7 competitors for 2012 and 2013 and 6 competitors for 2014, 2015 and 2016) on each of the

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four financial and operating measures under the LTIP and our Chief Executive Officer's percentage of maximum shares earned under the LTIP, is illustrated below:

CEO Long-Term Incentive Compensation Plan Awards

              The positive impact on overall incentive compensation payable to the NEOs, in the aggregate, under both the Annual Plan and the LTIP, will better help us to attract and retain outstanding executive management talent. Combining these incentive compensation awards with the other compensation earned by our Chief Executive Officer in 2016, Mr. Millett received total direct compensation of $6,563,182, which, even then, still placed him below the 25th percentile of the chief executive officers at the companies in our compensation peer group. We believe that future LTIP awards will provide market-competitive pay opportunities to the NEOs, provided the Company's performance is sufficient to earn the award. The Compensation Committee will monitor all compensation to ensure that aggregate incentives of our executive officers are appropriate to provide short-term and long-term value to the Company and its stockholders.

Administration of Executive Compensation Program

Role of the Compensation Committee

              The Compensation Committee has responsibility for the development, implementation, monitoring, and oversight of our executive compensation program, as well as responsibility for ensuring that our compensation plans and programs remain consistent with our compensation philosophy. The Compensation Committee annually evaluates and establishes the compensation of our Chief Executive Officer and, with the input of our Chief Executive Officer, the compensation of our other NEOs; evaluates and establishes the compensation for the non-employee members of the Board; and reviews and approves all cash and equity-based incentive plans and awards under such plans.

              The Compensation Committee meets throughout the year, as necessary, to perform its duties and responsibilities. During 2016, the Compensation Committee held five meetings. From time to time, the Compensation Committee may invite our Chief Executive Officer, our Board Chair or other executive officers to attend and to participate in portions of its meetings, but only Compensation Committee members are present during compensation-related decision-making.

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Role of Our Chief Executive Officer

              Our Chief Executive Officer supports the work of the Compensation Committee by providing necessary background information and updates on the operations of the Company and the performance of each of our executive officers.

              As noted above, our Chief Executive Officer recommends adjustments to the base salaries, target annual incentive compensation award opportunities, and long-term incentive awards of the NEOs who report directly to him. He also provides the Compensation Committee with an annual performance evaluation of each executive officer.

              The Compensation Committee receives a recommendation from our Chief Executive Officer as to any proposed adjustment to his own base salary, as well as his self-assessment of his performance for the year under review. The Compensation Committee, however, evaluates the performance of our Chief Executive Officer based on its own assessment of his performance or inputs from other Board Committees, and exercises its judgment as to whether, and to what extent, to adjust his compensation levels and whether to adjust the compensation levels of any of our executive officers.

Role of Compensation Consultant

              The Compensation Committee has authority to engage the services of one or more compensation consultants or other advisors, at the Company's expense, as it deems necessary or appropriate in the discharge of its duties and responsibilities. During 2016, the Compensation Committee engaged the services of Compensia, Inc., a national compensation consulting firm, to provide ongoing executive and director compensation advisory services.

              Compensia reports directly to the Compensation Committee. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Representatives of Compensia attend meetings of the Committee, as requested, and communicate with the Committee Chairperson and with management as circumstances warrant. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Rules, and concluded that Compensia meets all applicable independence criteria, and that there are no conflicts of interest with respect to the work that Compensia performs for the Compensation Committee.

Use of Competitive Data

              To monitor the competitiveness of our executive officers' compensation, the Compensation Committee uses a compensation peer group which reflects the pay of executives in comparable positions at similarly-situated companies. Typically, this compensation peer group is composed of a cross-section of direct steel competitors as well as companies in related industrial or basic materials sectors. During 2016, the Compensation Committee re-visited and, after review and deliberation, decided to maintain the existing peer group comprised of the metals and industrial companies listed below. The Compensation Committee used the compensation peer group as a reference in the course of its compensation deliberations in 2016.

Peer Group Companies
AGCO Corporation	Fluor Corporation	Nucor Corporation
AK Steel Holding Corporation	Masco Corporation	Oshkosh Corporation
Commercial Metals Company	Navistar International Corporation	Reliance Steel & Aluminum Co.
Dover Corporation	Newmont Mining Corporation	United States Steel Corporation
Flowserve Corporation

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              We do not believe that it is appropriate to make compensation decisions strictly upon any type of benchmarking to a peer or other representative group of companies. The Compensation Committee believes, however, that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace to attract and retain executive talent. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation components and of our overall executive compensation program. Peer group information is only one of a number of factors that the Compensation Committee considers, however, in making its decisions with respect to the compensation of our executive officers.

Summary of the Executive Compensation Program Components

              The following describes each component of our executive compensation program and how compensation amounts were determined for the NEOs for 2016.

Base Salary

              We seek to orient annual, short-term incentive compensation significantly toward substantial at-risk incentive compensation, consistent with the Compensation Committee's approved risk-assessment review of the Company's compensation plans. Consistent with this approach, we use base salaries to provide an essential level of compensation we believe to be necessary to recruit and retain the type of entrepreneurial executives we seek to attract, and who are willing to accept such base-level compensation in challenging market conditions, even in situations in which their individual and collective efforts and performance has been outstanding.

              The Compensation Committee, in the course of its our annual performance review process, considers each NEOs position, responsibilities and duties, as well as his or her experience, qualifications, unique value, and performance, for purposes of determining whether to adjust his or her base salary. Base salary adjustments are also influenced by the Compensation Committee's analyses of the base salary levels for executives in comparable positions in the competitive marketplace, prepared by its compensation consultant or by the Committee itself.

              In February 2016, the Compensation Committee reviewed the base salaries of the NEOs, taking into consideration the factors described above as well as the recommendations of our Chief Executive Officer and, exercising its judgment and discretion, increased Mr. Millett's annual base salary by 2%. In addition, the Compensation Committee adjusted the annual base salaries of the Executive Vice Presidents by an average of 5% and the other NEOs with their promotions to Senior Vice Presidents and added responsibilities on March 31, 2016 by an average of 10%.

Annual Incentive Compensation Plan

              Consistent with our compensation philosophy, the majority of the annual compensation opportunity for our NEOs is provided through objectively-determined Company and divisional performance-based incentive compensation awards under the Annual Plan. The Annual Plan has a short-term focus, consistent with our objective of providing substantial annualized incentive compensation linked to Company and/or business unit profits above a pre-established minimum threshold level.

              In 2016, our broad group of executive officers including but not limited to the NEOs (a group of 24 individuals) were eligible to participate in the Annual Plan. Each NEO, based on his or her role and responsibilities, was eligible to participate as one of the two broad categories of officers identified in the Annual Plan — "Corporate Executive Officer" or "Divisional Executive Officer." This determines the amount of the maximum award that he or she is eligible to receive, and the determining factors used to calculate that award.

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              The following table highlights the total opportunity, as well as each of the components of the Annual Plan, expressed for each NEO, as the minimum and maximum bonus opportunities as a percentage of base salary:

NEO	Total	Corporate Bonus Pool Component	Divisional ROA Bonus Pool Component	Cash Component	Restricted Stock Component

Mr. Millett	0% to 350%	0% to 350%	N/A	0% to 250%	0% to 100%
Ms. Wagler	0% to 350%	0% to 350%	N/A	0% to 250%	0% to 100%
Mr. Rinn	0% to 350%	0% to 175%	0% to 175%	0% to 250%	0% to 100%
Mr. Graham	0% to 300%	0% to 120%	0% to 180%	0% to 200%	0% to 100%
Mr. Pushis	0% to 300%	0% to 120%	0% to 180%	0% to 200%	0% to 100%
Mr. Schneider	0% to 300%	0% to 120%	0% to 180%	0% to 200%	0% to 100%

              Annual incentive compensation awards are determined on February 1 of the year following the year for which the incentive compensation is earned, based upon the Company's audited results of operations. The number of shares of restricted stock issuable to an executive officer, if any is earned, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of the Company's common stock on the last business day immediately preceding February 1.

              These restricted stock awards vest as to one-third of the shares of the Company's common stock covered by the award at the time of issuance and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the date of issuance.

    Award Measures and Calculations

              In the case of the Corporate Executive Officers, their annual incentive compensation award opportunities are based entirely on their participation in the "Bonus Pool" component of the Annual Plan. The size of the Bonus Pool is determined based on Company-wide "Adjusted Net Income" in excess of a pre-determined threshold return on "Average Stockholders Equity" (expressed as a percentage, which, for 2016, was established at 10%). For purposes of the Annual Plan, "Adjusted Net Income" is defined as consolidated net income, before taxes and extraordinary items, including adjustments for occasional start-up expenses associated with significant capital expenditures or businesses, non-cash asset impairments and charges associated with refinancing activities.

              The Bonus Pool is determined by multiplying our "Adjusted Net Income" for the year in excess of the 10% of Average Stockholders Equity threshold by a percentage amount, set annually by the Committee (for 2016, this percentage continued to be 5.5%). The exclusion from the Bonus Pool of the amount of the "Average Stockholders Equity" component is intended to preserve within the Company a deemed return on equity before any incentive compensation is paid to our executive officers predicated on Company profits and, consequently, operates as a threshold level of performance that must be exceeded before the Bonus Pool (if any) is determined. For 2016, our "Average Stockholders Equity" was $2.8 billion, which was derived by taking the sum of "Total Steel Dynamics, Inc. Equity" in the Company's balance sheet for the month ended December 31, 2015, and each month in 2016, divided by 13. For 2016 as disclosed in the Grants of Plan Based Awards Table, the threshold before any annual incentive plan award began to be earned from the Bonus Pool required a 10% return on equity and the target compensation required a 14% return on equity.

              In the case of the Divisional Executive Officers, their incentive compensation award opportunities are based on Company-wide performance (as derived from the "Bonus Pool" component of the Annual Plan as described above) and on the profitability performance of the divisional or business unit under their management. This latter portion of their incentive compensation award opportunity as determined through a formula based on the operating performance of their respective divisions or business units, as measured against a return on assets percentage amount (a "Minimum ROA Target").

              For 2016, the Compensation Committee set the Minimum ROA Target, which varied by business unit (between 0% and 6%), below which no divisional or business unit annual incentive compensation award would be paid. The Compensation Committee also set a "Maximum ROA Target," which also varied by business unit (between 20% and 30%), at which level a Divisional Executive Officer would be entitled to receive his or her

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maximum divisional or business unit annual incentive compensation award. The primary considerations included in determining the Minimum ROA Targets and Maximum ROA Targets were as follows: the amount of capital assets required to operate and maintain the respective division or business unit; the expected financial margin that a specific division or business unit has the opportunity to achieve, in both moderate and exceptional market environments; and the materiality of the contribution that a specific division or business unit may have on the consolidated financial results of the Company.

              For 2016, the division or business unit's performance is measured by calculating that unit's "Divisional Return on Assets," using the formula set forth in the Annual Plan, by dividing the sum of (i) the appropriate entity's pre-tax income for the year, (ii) the amount of certain corporate expenses allocated to that entity, and (iii) the amount of incentive compensation award compensation expenses associated with the Annual Plan, by the "Average Divisional ROA Assets" or "Average Divisional Group ROA Assets". For 2016 as disclosed in the Grants of Plan Based Awards Table, the business unit target compensation ranged from 14% to 18% return on assets.

    2016 Annual Incentive Award Earned

              The Compensation Committee determined that the Bonus Pool under the Annual Plan was $25.0 million, which provided more than required for payments equal to 100% of each executive officer's maximum annual incentive award opportunity payable out of the Bonus Pool. The total corporate level incentive compensation for the two Corporate Executive Officers, Mr. Millett and Ms. Wagler, which were derived from the Bonus Pool, aggregated $5.6 million, while the total incentive compensation for the Divisional Executive Officers, Messrs. Rinn, Graham, Pushis and Schneider which was derived from the Bonus Pool, aggregated $2.1 million.

              With respect to the portion of their incentive compensation award opportunities based on Divisional results, the payments for the Divisional Executive Officers varied from 64% to 100% of their maximum incentive compensation award. Consequently, Messrs. Rinn, Graham, Pushis and Schneider earned an aggregated amount of $2.3 million from Divisional results.

              The following table summarizes the key components of the 2016 annual incentive awards earned by the NEOs:

	Corporate Bonus Pool	Divisional Results	2016 Incentive Award Earned
NEO	Actual % of Base Salary	Actual % of Base Salary	Targeted % of Base Salary	Actual % of Base Salary	% of maximum incentive award opportunity	% of Actual Base Salary Paid in Cash	% of Actual Base Salary Paid in Restricted Stock

Mr. Millett	350%	N/A	175%	350%	100%	250%	100%
Ms. Wagler	350%	N/A	175%	350%	100%	250%	100%
Mr. Rinn	175%	112%	175%	287%	82%	250%	37%
Mr. Graham	124%	170%	147%	294%	100%	200%	94%
Mr. Pushis	108%	156%	147%	264%	90%	200%	64%
Mr. Schneider	108%	156%	147%	264%	90%	200%	64%

              Further information about the annual incentive compensation awards paid to the NEOs for 2016 are set forth in the 2016 Summary Compensation Table following this CD&A.

Long-Term Incentive Compensation Plan

              Consistent with our compensation philosophy, the LTIP provides long-term incentive compensation opportunities to the NEOs based on our relative financial performance compared against our steel sector competitors. During 2016, each of the NEOs was eligible to participate in the LTIP.

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    Award Measures and Calculations

              For purposes of the 2016 Award, which covers the 2016 to 2018 performance period, the Compensation Committee established four performance measures, to be weighted equally (25% each). The steel sector competitors consisted of AK Steel Holding Corporation, Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation. These companies were selected because the Compensation Committee determined that they best represent the principal companies within our industry with which we compete for business.

              The performance measures selected for the 2016 Award were as follows:

Performance Measures	Calculation

Revenue Growth	Total revenue in current performance period minus total revenue in previous performance period divided by total revenue in previous performance period
Operating Margin	Total operating income for the performance period divided by total revenue for the performance period
Cash Flow from Operations as a Percentage of Revenue	Total cash flow from operations for the performance period divided by total revenue for the performance period
After-tax return on equity	Total net income for the performance period divided by total quarterly average equity for the performance period

              The amount of a NEOs maximum award is to be determined by the Compensation Committee, based on a multiple of his or her annual base salary as of the first day of the performance period (for example, January 1). This value is then converted into a maximum number of shares of the Company's common stock, using the closing market price at the close of business on the first day of the performance period. Generally, awards will be granted during February of each year.

              In the case of the 2016 Awards, for each performance measure, the award payout with respect to that measure had a range from zero to 100% of the maximum number of shares awarded, subject to further review during the time allotted for determination for each subsequent award, based on the Company's ranking for that measure as compared to the steel sector comparator group:

If the Ranking is	Then the Payout is

1st or 2nd	100%
3rd	60%
4th	40%
5th or 6th	0%

              The performance measures and comparator group are subject to change annually, within the first 90 days of the three-year performance period, at the sole discretion of the Compensation Committee.

              Any shares of the Company's common stock earned pursuant to the 2016 Award will vest as to one-third of the shares covered by the award, at the time the amount of the award payout is determined (approximately mid-March of the year following the completion of the performance period or, in the case of the 2016 Awards, March 2018) and as to the remaining two-thirds of the shares covered by the award, in equal installments on the first and second anniversaries of the corresponding date in March when the amount of the award payout is determined.

    2016 LTIP Awards Granted

              The 2016 Awards were granted with a three-year performance period (2016 to 2018) and a targeted multiple of annual base salary, target number of shares of the Company's common stock, target award values,

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maximum potential number of shares of the Company's common stock that could be earned, and maximum potential award values that could be earned as summarized in the following table:

NEO	Targeted Multiple of Annual Base Salary	Target Number of Shares	Target Award Value	Maximum Potential Number of Shares	Maximum Potential Award Value
Mr. Millett	150%	85,305	$1,515,000	170,609	$3,030,000
Ms. Wagler	100%	32,658	580,000	65,316	1,160,000
Mr. Rinn	100%	28,717	510,000	57,433	1,020,000
Mr. Graham	25%	4,646	82,500	9,291	165,000
Mr. Pushis	25%	5,631	100,000	11,262	200,000
Mr. Schneider	25%	5,279	93,750	10,558	187,500

              Further information about these awards is set forth in the 2016 Summary Compensation Table and the 2016 Grants of Plan-Based Awards Table, following this CD&A.

    2014 LTIP Awards Earned (2014 to 2016 Performance period)

              The number of shares of the Company's common stock earned with respect to the 2014 Awards that were eligible to be earned for the three-year performance period from 2014 to 2016, was determined in February 2017. As a result of the Company's performance in each of the four areas of performance measured relative to the performance of the steel sector competitors (AK Steel Holding Corporation, Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation, United States Steel Corporation and Worthington Industries, Inc.), as shown in the table below, the award payout was calculated to be 100% of the maximum potential number of shares granted. This resulted in 98,750 shares earned by Mr. Millett, 51,563 shares earned by Ms. Wagler, 47,917 shares earned by Mr. Rinn, and 6,511 shares earned by Mr. Graham.

Performance Measure	Ranking (out of 7)	Percentile Ranking	Performance Award as a Percentage of Maximum Number of Shares (Maximum of 25% per Performance Measure)
Revenue Growth	1st	100%	25%
Operating Margin	1st	100%	25%
After-Tax Return on Invested Capital	2nd	83%	25%
After-Tax Return on Equity	2nd	83%	25%
			100%

    Outstanding LTIP Awards

              The 2015 Award with the three-year performance period (2015 to 2017) remains outstanding, with the number of shares, if any, to be earned with respect to the award to be determined in March 2018, after the end of the performance period on December 31, 2017. The 2016 Award with the three-year performance period (2016 to 2018) remains outstanding, with the number of shares, if any, to be earned with respect to the award to be determined in March 2019, after the end of the performance period on December 31, 2018.

              Shares earned, if any, with respect to these outstanding awards will vest as to one-third of the earned shares, at the time the award payout is determined, and as to the remaining two-thirds of the earned shares, in equal installments on the first and second anniversaries of the corresponding award determination date, subject to the continued employment of each NEO.

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Other Equity Awards

    SARs

              During 2016, the Compensation Committee granted SAR awards to Mr. Millett and our two Executive Vice Presidents as summarized in the table below, further aligning their long-term incentive opportunity with the long-term interests of our stockholders.

NEO	Number of SARs	Grant Date Fair Value
Mr. Millett	56,000	$383,040
Ms. Wagler	16,000	109,440
Mr. Rinn	14,000	95,760

              SAR awards may be granted, under Section 7.5 of the 2015 Plan, each pursuant to a separate Award Agreement. SARs, when granted, have a ten year term and a three year graduated vesting schedule, subject to acceleration in the event of a change in control of the Company, such that, one-third of shares of the Company's common stock subject to the awards (12/36th) will vest (become exercisable) 12 months following the date of grant, and, thereafter, 1/24th of the remaining shares subject to the awards will vest monthly in equal installments. Any unvested SARs upon an NEO's termination of employment will no longer be exercisable, subject to certain exceptions for terminations of employment due to disability or death.

              The exercise price of a SAR may not be less than 100% of the fair market value of the shares of the Company's common stock on the grant date. When exercised, the exercise price of the SAR may be paid for by the recipient either in shares of the Company's common stock, in cash or a combination thereof, following which, at settlement, the Company will pay the recipient an amount, in cash, subject to tax withholdings, equal to the product of the appreciation value of the SAR multiplied by the number of exercised SARs. Should a SAR be granted in tandem with a stock option, as distinct from the grant of a free standing SAR award, then, upon exercise of the SAR, the number of shares subject to the option will be correspondingly reduced.

              Further information about these awards is set forth in the 2016 Summary Compensation Table and the 2016 Grants of Plan-Based Awards Table, following this CD&A.

    Restricted Stock Units (RSUs)

              The Company, since its inception, has provided regular equity-based awards, currently in the form of an RSU award for shares of the Company's common stock, at prescribed award levels, to all full-time, non-union, U.S. employees, including the NEOs. The Company's RSU awards are granted on November 21st of each year, using the closing market price of the Company's common stock on the last business day prior to this date. Eligible employees were granted an annual RSU award for shares of the Company's common stock, which are subject to a two-year time-based vesting requirement, which commences on the date of grant. The 2016 RSU Awards are summarized in the following table:

NEO	Number of RSUs	Grant Date Fair Value
Mr. Millett	2,608	$84,134
Ms. Wagler	2,086	67,294
Mr. Rinn	2,086	68,442
Mr. Pushis	1,565	50,487
Mr. Schneider	1,565	50,487
Mr. Graham	1,565	50,487

              Further information about these awards is set forth in the 2016 Summary Compensation Table and the 2016 Grants of Plan-Based Awards Table, following this CD&A.

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    Mr. Teets' Retirement

              Mr. Teets, a co-founder of the Company, retired as our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations on March 31, 2016. In connection with his retirement, Mr. Teets received a cash payment of $250,000 to assist in the transition for the Senior Vice Presidents from April 2016 through July 2016. In addition, the Compensation Committee approved the following:

  ▪
  Accelerated vesting of his previously earned but unvested LTIP equity awards of 37,592 shares as of March 31, 2016;

  ▪
  Accelerated vesting of his previously earned but unvested restricted stock of 9,612 shares pursuant to the 2014 Annual Incentive Plan performance, subject to a one-year holding period;

  ▪
  Granted a one-time fully vested restricted stock award with a grant date fair value of $1 million, or 43,803 shares of the Company's common stock, based upon our March 30, 2016 close of business stock price of $22.83 per share, with such shares subject to a two-year holding period.

              These amounts paid to Mr. Teets for 2016 are set forth in the 2016 Summary Compensation Table following the CD&A.

Other Programs and Policies

Welfare and Other Benefits; Perquisites and Other Personal Benefits

              The welfare benefits received by our NEOs are provided on the same general terms as to all of our full-time employees. In 2016, the Company paid the premiums associated with term life insurance for Mr. Millett and Mr. Teets with a benefit amount equal to $900,000. Perquisites or other personal benefits are not a significant component of our executive compensation program.

Profit-Sharing and Retirement Savings Plan

              We have established a Profit Sharing and Retirement Savings Plan for eligible employees, including the NEOs, which is a "qualified plan" for federal income tax purposes. For 2016, under the plan, we allocated to eligible plan participants $59 million which was based on 8% of our consolidated pre-tax income, excluding noncontrolling interests and other items (the "profit-sharing pool"). The profit-sharing pool is used to fund the plan, as well as a separate cash profit sharing allocation that may be paid to employees in March of the following year. For 2016, the amounts allocated to each of the NEOs, based on the profit-sharing pool and the cash profit sharing allocation was $29,463.

              Additionally, we match employee contributions with a minimum match of 10% and a maximum match of 50% based on a return on asset calculation. For 2016, the amounts for NEOs based upon the Company's match of his or her individual contributions, ranged from $1,928 to $2,699, including a matching contribution of $2,251 to our Chief Executive Officer, Mr. Millett.

Post-Employment Compensation

    Unrelated to Change in Control

              Even though we do not have written employment agreements with the NEOs, we have operated under an informal policy that presumes an initial two calendar year term of employment, at the applicable base salary rate. Pursuant to this policy, absent an actual termination of employment or the delivery of a notice of non-renewal by the Company on or before October 1 of a given year (at which time he or she would still have 15 months remaining of his or her employment term), that individual's employment term, at his or her then-current annual base salary, would be deemed to have been extended for one additional calendar year.

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              Under this policy, employment is "at will" and we may terminate the employment of a NEO or give notice of non-renewal without regard to cause. If termination of employment or a notice of non-renewal occurs or is delivered prior to October 1, that individual's term of employment will extend only to the end of the calendar year following the then current year. If neither termination of employment occurs nor a notice of non-renewal is delivered by October 1, that individual's term of employment will extend to the end of the second calendar year following that October 1. Depending upon when, during the calendar year, a termination of employment or notice of non-renewal occurs, if at all, the NEO may have a guaranteed remaining employment term, at his or her current annual base salary, of not less than 15 months nor more than 27 months.

    Related to Change in Control

              The Change in Control Protection Plan (the "CIC Plan") provides for specified payments and benefits to the NEOs in the event of a change in control of the Company, accompanied by an involuntary termination of employment, without "cause" by the Company, or for "good reason" by the executive officer, within the period of six months prior to or 24 months following the change in control. For purposes of the CIC Plan, the terms "change in control," "cause," and "good reason" are defined in the plan.

              The payments and benefits provided under the CIC Plan are intended to ensure that in the event of a proposed change in control of the Company, our senior executive officers remain focused upon the pending transaction. The Board believes that providing our senior executive officers with transitional compensation protection if their employment ends as a result of a change in control encourages them to act in the best interests of the Company and our stockholders by eliminating personal concerns and uncertainties he or she might otherwise have concerning his or her future employment. The Board further believes that these payments and benefits offer a fair reward for hard work and value creation, assist in retaining our senior executive officers during a time of transition, and provide incentives for them to remain with the Company during periods of uncertainty.

              For a summary of the material terms and conditions of the CIC Plan, as well as an estimate of the potential payments and benefits payable to the NEOs under the CIC Plan, see "Potential Payments Upon Termination or Change in Control" below.

Compensation Recovery Policy

              In the event that the Company is required to restate its financial results, whether based upon fraud or other financial misconduct by an executive officer or any other misstatement, and in the further event that any bonus or incentive-based compensation is found to have been based, in whole or in part, upon the misstated financial results, the Company, upon the advice and recommendation of the Compensation Committee and after taking into account all applicable factors, is required to take such action as it deems appropriate to recoup from and require reimbursement of any bonus or incentive compensation awarded, paid or otherwise payable to the executive officer, to the extent that the amount was affected by the restatement. The recoupment must be initiated within three years following the restatement, and the amount subject to recoupment is limited to the difference between the amount of the bonus or incentive-based compensation actually awarded, paid or payable to the executive officer and the amount that would have been awarded, paid or payable to the executive officer had the financial results been appropriately reported.

              This policy (a) applies to any executive officer, including any NEO, covered by and eligible to receive bonus or incentive-based compensation under any Company plan or program that awards such compensation based, in whole or in part, on Company-wide, divisional or plant-level earnings results, and (b) will be deemed incorporated into and made a part of the terms and conditions of employment applicable to each covered executive officer.

STEEL DYNAMICS, INC.    2017 Proxy Statement    40

Equity Ownership Policy for Senior Executive Officers

              We maintain an equity ownership policy for the senior executive officers. Under this policy, they are required to own and hold shares of the Company's common stock with a fair value as follows:

Senior Executive Officer	Requirement
Chief Executive Officer	No less than five times base salary
Chief Financial Officer	No less than three times base salary
Executive Vice President	No less than two and one half times base salary
Senior Vice Presidents	No less than two times base salary

              The Compensation Committee reviews compliance with the policy annually and requires that the specific ownership levels be met within five years of becoming a senior executive officer. As of the date of this Proxy Statement, each of our senior executive officers had met his or her specific ownership level.

Hedging and Pledging of Company Securities

              Directors and NEOs may neither engage in any short-term trading in or short-selling of shares of the Company's common stock, nor may they purchase, sell or otherwise trade in any publicly traded or other options with respect to the Company's common stock. In addition, they are prohibited from engaging in any hedging transactions or similar monetizing activities involving shares of the Company's common stock. Our Policy also prohibits the acquisition or maintenance of the Company's shares in a brokerage margin account. Subject to a limited exception, however, set forth in the Policy, including pre-approval by the Audit Committee under strict guidelines, our Policy also prohibits the use of Company shares as collateral to secure a loan.

Tax and Accounting Considerations

Deductibility of Executive Compensation

              Generally, Section 162(m) of the Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and its three other most highly compensated executive officers (other than its chief financial officer). Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Code. In this regard, we believe that compensation income realized pursuant to the performance-based features of our Annual Plan and our 2015 Plan, will be generally deductible, so long as the awards are granted by the Compensation Committee, whose five members are non-employee independent directors, and certain other conditions are satisfied.

              The Compensation Committee, where reasonably practicable, seeks to qualify the compensation paid to our covered executive officers for the "performance-based compensation" exemption from the deductibility limit (unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or otherwise is determined not to be in the best interests of the Company). As such, in approving the amount and form of compensation for our executive officers, we consider all elements of the cost, to us and to the recipient, of providing such compensation, including the potential impact of Section 162(m).

              The Compensation Committee, in its judgment, may authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that the benefits of such compensation outweigh the loss of the tax deduction and/or such compensation is appropriate to attract and retain executive talent. Moreover, the Compensation Committee's approval of the various compensation payments and awards described herein, including those pertaining to 2016 compensation, reflect the Compensation Committee's judgment that these payments and awards are in the best interest of the Company and its stockholders in order to attract and retain its executive officers, even if such amounts are not deductible as a result of the application of the Section 162(m) deduction limit.

STEEL DYNAMICS, INC.    2017 Proxy Statement    41

Accounting for Stock-Based Compensation

              We follow the Financial Accounting Standards Board's Accounting Standards Codification Topic 718 ("ASC 718") for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for his or her award.

Report of the Compensation Committee

              The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

The Compensation Committee:

Gabriel L. Shaheen, Chair
Frank D. Byrne, M.D., Member
Kenneth W. Cornew, Member
Traci M. Dolan, Member
James C. Marcuccilli, Member

April 7, 2017

STEEL DYNAMICS, INC.    2017 Proxy Statement    42

COMPENSATION
TABLES

STEEL DYNAMICS, INC.    2017 Proxy Statement    43

2016 Summary Compensation Table

              The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the NEOs for the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position (a)	Year (b)	Salary (c)	Stock Awards(1) (e)	Option Awards(2) (f)	Non-Equity Incentive Plan Compensation(3) (g)	All Other Compensation(4) (i)	Totals(5) (j)

Mark D. Millett	2016	$1,010,000	$2,609,140	$383,040	$2,525,000	$36,002	$6,563,182
President and Chief Executive	2015	990,000	1,319,140	—	—	13,479	2,322,619
Officer	2014	948,000	1,979,483	—	2,370,000	25,020	5,322,503

Theresa E. Wagler	2016	580,000	1,227,305	109,440	1,450,000	31,769	3,398,514
Executive Vice President	2015	550,000	615,319	—	—	9,355	1,174,674
and Chief Financial Officer	2014	495,000	1,056,783	—	1,237,500	23,475	2,812,758

Russell B. Rinn	2016	510,000	767,169	95,760	1,275,000	32,394	2,680,323
Executive Vice President	2015	490,000	555,319	—	257,250	9,785	1,312,354
for Metals Recycling, and President and Chief Operating Officer of OmniSource Corporation	2014	460,000	656,735	—	1,150,000	23,742	2,290,477

Christopher A. Graham	2016	322,500	436,770	—	645,000	31,711	1,435,981
Senior Vice President	2015	300,000	123,981	—	412,500	22,124	858,605
Manufacturing Group	2014	266,667	217,261	—	533,333	22,268	1,039,529

Glenn A. Pushis	2016	393,750	403,487	—	787,500	32,388	1,617,125
Senior Vice President
Long Products Steel Group

Barry T. Schneider	2016	363,750	379,149	—	727,500	31,623	1,502,022
Senior Vice President
Flat Roll Steel Group

Richard P. Teets, Jr.	2016	168,750	1,120,043	—	543.375	342,994	2,175,162
Former Executive Vice President	2015	650,000	719,616		227,500	14,726	1,611,842
for Steelmaking, President and	2014	622,000	1,182,984		1,555,000	26,282	3,386,266
Chief Operating Officer of Steel Operations (retired March 31, 2016)

  (1)
  The amounts reported in this column for 2016 including the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2016 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $3,030,000 in the case of Mr. Millett, $1,160,000 in the case of Ms. Wagler, $1,020,000 in the case of Mr. Rinn, $165,000 in the case of Mr. Graham, $200,000 in the case of Mr. Pushis and $187,500 in the case of Mr. Schneider. The amounts reported in this column for 2015 include the grant date fair value of the performance share awards granted pursuant to the LTIP and the grant date fair value of the RSU awards, excluding the effect of estimated forfeitures. The amounts reported for the 2015 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $2,475,000 in the case of Mr. Millett, $1,100,000 in the case of Ms. Wagler, $980,000 in the case of Mr. Rinn, $150,000 in the case of Mr. Graham and $1,300,000 in the case of Mr. Teets. The amounts reported in this column for 2014 include the grant date fair value of the performance share awards granted pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards, excluding the effect of estimated forfeitures. The amounts reported for the 2014 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $1,896,000 in the case of Mr. Millett, $990,000 in the case of Ms. Wagler, $920,000 in the case of Mr. Rinn, $125,000 in the case of Mr. Graham and $1,244,000 in the case of Mr. Teets. In addition, in the case of Mr. Teets, the amounts reported in 2016 include a one-time fully vested restricted stock award with a grant date fair value of $1 million (subject to a two-year holding period) in connection with his retirement on March 31, 2016 and an annual equity award on June 1, 2016 in the form of DSUs for $120,021 for his service as a non-employee member of the Board. Our methodology and rationale for the incentive compensation paid to the NEOs is described in the Annual Incentive Compensation Plan and

STEEL DYNAMICS, INC.    2017 Proxy Statement    44

    Long-Term Incentive Compensation Plan and Other Equity Compensation sections of the CD&A. For a discussion of the assumptions, if any, used in determining the grant date fair value of the stock awards reported in this column, see Note 6 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2017 under Equity-Based Incentive Plans.

  (2)
  The amounts reported in this column for 2016 represents the grant date fair value of the SAR awards.

  (3)
  The amounts reported in this column include the amounts paid to the NEOs under the Annual Plan. The amounts were paid for services performed during the indicated fiscal year, but paid in the subsequent fiscal year. Our methodology and rationale for the annual incentive compensation paid to the NEOs is described in the Annual Incentive Compensation Plan section of the CD&A.

  (4)
  The amounts reported in this column include tax reimbursements, insurance premiums for Mr. Millett and Mr. Teets, and Company matching and profit sharing contributions to the Company's Profit Sharing and Retirement Savings Plan. The amounts reported in this column also include the cash portion of the profit sharing allocation made pursuant to the Company's Profit Sharing and Retirement Savings Plan paid in March 2017 for services performed during the previous fiscal year. In addition, in the case of Mr. Teets, the amounts reported in 2016 include a cash payment of $250,000 to assist in the transition for the Senior Vice Presidents from April 2016 through July 2016 and $58,333 for the annual cash retainer for non-employee members of the Board for service subsequent to his retirement on March 31, 2016.

  (5)
  Column (d), Bonus, and column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, have been omitted, as none of the NEOs received any such compensation during any of the covered fiscal years.

STEEL DYNAMICS, INC.    2017 Proxy Statement    45

2016 Grants of Plan-Based Awards Table

              The following table presents, for each of the NEOs, information concerning each plan-based award of cash or equity made during 2016. This information supplements the information about these awards, set forth in the Summary Compensation Table.

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards

Name (a)	Award Type	Grant Date (b)	Threshold ($) (c)	Target ($) (1) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (2) (g)	Maximum (#) (h)	All Other Stock Awards: Number of shares of stock or units (i)	All other option awards: number of securities underlying options (#) (j)	Exercise or base price of option awards ($/sh) (k)	Grant Date Fair Value of Stock Awards (l) (3)

Mark D. Millett	Annual Plan		$—	$1,767,500	$3,535,000
	Profit Sharing			5,892
	LTIP	02/17/2016				—	85,305	170,609				$1,515,000
	SARS	02/17/2016								56,000	$18.57	383,040
	Annual RSU	11/21/2016							2,608			84,134

Theresa E. Wagler	Annual Plan		—	1,015,000	2,030,000
	Profit Sharing			5,892
	LTIP	02/17/2016				—	32,658	65,316				580,000
	SARS	02/17/2016								16,000	$18.57	109,440
	Annual RSU	11/21/2016							2,086			67,294

Russell B. Rinn	Annual Plan		—	892,500	1,785,000
	Profit Sharing			5,892
	LTIP	02/17/2016				—	28,717	57,433				510,000
	SARS	02/17/2016								14,000	$18.57	95,760
	Annual RSU	11/21/2016							2,086			68,442

Christopher A. Graham	Annual Plan		—	474,375	948,750
	Profit Sharing			5,892
	LTIP	02/17/2016				—	4,646	9,291				82,500
	Annual RSU	11/21/2016							1,565			50,487

Glenn A. Pushis	Annual Plan		—	578,906	1,157,813
	Profit Sharing			5,892
	LTIP	02/17/2016				—	5,631	11,262				100,000
	Annual RSU	11/21/2016							1,565			50,487

Barry T. Schneider	Annual Plan		—	535,313	1,070,625
	Profit Sharing			5,892
	LTIP	02/17/2016				—	5,279	10,558				93,750
	Annual RSU	11/21/2016							1,565			50,487

Richard P. Teets, Jr.	Annual Plan		—	295,313	590,625
	Profit Sharing			5,892
	Retirement	03/31/2016							43,803			1,000,022
	DSU	06/01/2016							4,869			120,021

  (1)
  The amounts reported in this column reflect the target annual incentive compensation for 2016 pursuant to the Annual Plan which are not awarded or paid until February 2017, as well as the cash portion of the Company's Profit Sharing and Retirement Savings plan. For the Annual Plan, a portion of the actual amount earned during 2016 was paid in cash with the remainder in shares of restricted stock in amounts of $1,010,006 for Mr. Millett, $580,011 for Ms. Wagler, $188,727 for Mr. Rinn, $303,783 for Mr. Graham, $253,000 for Mr. Pushis and $234,912 for Mr. Schneider.

STEEL DYNAMICS, INC.    2017 Proxy Statement    46

  (2)
  The amounts reported in this column reflect the targeted long-term incentive compensation granted pursuant to the LTIP in the form of performance share awards for shares of the Company's common stock. The 2016 performance share award was granted with a performance period of three years. These shares will vest as follows: one third of the shares covered by the award vested at the time the award payout is determined, and the remaining two thirds vest in equal installments on the first and second anniversaries of the corresponding date when the amount of the award payout is determined. The amounts reported in the Grant Date Fair Value of Stock Awards column in the same row reflect the grant date fair value of the performance share awards based on the target number of shares.

  (3)
  The amounts reported in this column represent the grant date fair value of the performance share awards grant pursuant to the LTIP, the grant date fair value of the SARs granted under the 2015 Plan, and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. In the case of Mr. Teets, the DSU amount represents the grant date fair value of the DSU awards granted under the 2015 Plan.

STEEL DYNAMICS, INC.    2017 Proxy Statement    47

2016 Outstanding Equity Awards at Fiscal Year-End Table

              The following table presents, for each of the NEOs, information regarding outstanding stock options and other equity awards held as of December 31, 2016. The market value of the shares of the Company's common stock reflected in the table is based upon the market price per share on the last trading day of 2016 (which was $35.58).

	Option Awards				Stock Awards

Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of shares or units of stock that have not vested (#) (2) (g)	Market value of shares or units of stock that have not vested ($) (h)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (3) (i)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)

Mark D. Millett	02/17/16	56,000	$18.57	02/17/26	02/21/13	19,972	$710,604
					02/21/13	37,340	1,328,557
					02/20/14	65,833	2,342,338
					02/02/15	18,544	659,796
					02/18/15			62,186	$2,212,578
					11/21/15	4,927	175,303
					02/17/16			85,305	3,035,152
					11/21/16	2,608	92,793
					02/01/17	19,915	708,576

Theresa E. Wagler	02/17/16	16,000	18.57	02/17/26	02/21/13	10,415	370,566
					02/21/13	19,473	692,849
					02/20/14	34,375	1,223,063
					02/02/15	9,683	344,521
					02/18/15			27,639	983,396
					11/21/15	3,942	140,256
					02/17/16			32,658	1,161,972
					11/21/16	2,086	74,220
					02/01/17	11,436	406,893

Russell B. Rinn	02/17/16	14,000	18.57	02/17/26	02/21/13	9,664	343,845
					02/21/13	18,068	642,859
					02/20/14	31,944	1,136,568
					02/02/15	2,542	90,444
					02/18/15			24,624	876,122
					11/21/15	3,942	140,256
					02/17/16			28,717	1,021,751
					11/21/16	2,086	74,220
					02/01/17	3,721	132,993

Christopher A. Graham	—	—	—	—	02/19/14	4,340	154,417
					02/02/15	2,047	72,832
					02/18/15			3,769	134,101
					11/21/15	2,956	105,174
					02/17/16			4,646	165,305
					11/21/16	1,565	55,683
					02/01/17	5,990	213,124

Glenn A. Pushis	—	—	—	—	02/02/15	5,245	186,617
					11/21/15	2,956	105,174
					02/17/16			5,631	200,351
					11/21/16	1,565	55,683
					02/01/17	4,988	177,473

Barry T. Schneider	—	—	—	—	02/02/15	4,475	159,221
					11/21/15	2,956	105,174
					02/17/16			5,279	187,827
					11/21/16	1,565	55,683
					02/01/17	4,632	164,807

Richard P. Teets, Jr.	—	—	—	—	—	—	—	—	—

STEEL DYNAMICS, INC.    2017 Proxy Statement    48

(1)
The amounts reported in this column reflect the number of shares of the Company's common stock unexercisable under the SAR program.

(2)
The amounts reported in this column awarded on February 21, 2013 reflect the number of shares of restricted stock awarded for 2013 pursuant to the LTIP. The restricted stock listed first on this date for each NEO reflect the shares of the Company's common stock which remain subject to a vesting requirement of two months. The restricted stock listed second on this date for each NEO includes half of the shares of the Company's common stock which remain subject to a vesting requirement of two months and half of the shares of the Company's common stock which remain subject to a vesting requirement of one year. The amounts reported in this column awarded on February 20, 2014 reflects the number of shares of restricted stock awarded for 2014 pursuant to the LTIP, of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares of the Company's common stock remain subject to a vesting requirement of two years. The amounts reported in this column awarded on February 2, 2015 reflect the number of shares of restricted stock awarded for 2014 pursuant to the Annual Plan of which the shares of the Company's common stock remain subject to a vesting requirement of one month. The amounts reported in this column awarded on November 21, 2015 reflect the number of RSU awards for 2015 pursuant to the 2015 Plan which remain subject to a one-year vesting requirement. The amounts reported in this column awarded on November 21, 2016 reflect the number of RSU awards for 2016 pursuant to the 2015 Plan which remain subject to a two-year vesting requirement. The amounts reported in this column awarded on February 1, 2017 reflect the number of shares of restricted stock awarded for 2016 pursuant to the Annual Plan of which half of the shares of the Company's common stock remain subject to a vesting requirement of one year and half of the shares of the Company's common stock which remain subject to a vesting requirement of two years.

(3)
The amounts reported in this column reflect the target number of shares pursuant to the LTIP for the 2015 and 2016 Awards with initial performance periods of three years.

STEEL DYNAMICS, INC.    2017 Proxy Statement    49

2016 Option Exercises and Stock Vested Table

              The following table presents, for each of the NEOs, the number of shares of the Company's common stock and the corresponding value realized during 2016 with respect to stock options that were exercised, as well as restricted stock awards that vested, during the year.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (c) (1)	Number of Shares Acquired on Vesting (#) (d) (2)	Value Realized on Vesting (e) (3)

Mark D. Millett	8,346	$78,472	105,862	$2,753,099
Theresa E. Wagler	8,346	75,623	56,838	1,490,227
Russell B. Rinn	4,785	99,719	43,096	1,156,254
Christopher A. Graham	—	—	9,522	289,782
Glenn A. Pushis	—	—	10,048	257,620
Barry T. Schneider	6,260	58,350	9,099	237,438
Richard P. Teets, Jr.	8,346	57,847	83,443	1,796,440

(1)
The amounts reported in this column represent the number of shares of the Company's common stock acquired on exercise of stock options during 2016, multiplied by the difference between the market price of the Company's common stock on the exercise date at the time each individual executed and the exercise price for each option.

(2)
The amounts reported in this column represent the number of shares of the Company's common stock subject to restricted stock awards that vested during 2016.

(3)
The amounts reported in this column represent the number of shares of the Company's common stock subject to restricted stock awards that vested on dates during 2016 multiplied by the closing market price of the Company's common stock on the date prior to each corresponding vesting date.

2016 Pension Benefits

              We did not sponsor any defined benefit pension or other actuarial plan for the NEOs during 2016.

2016 Nonqualified Deferred Compensation

              We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for the NEOs during 2016.

Potential Payments Upon Termination or Change in Control

Termination of Employment Unrelated to Change in Control

              We operate under an informal policy that presumes an initial calendar year two year term of employment for the NEOs, at that individual's then-current annual base salary. Pursuant to this policy, absent the delivery of a notice of non-renewal, by October 1 of a given year (at which time he or she would have still have 15 months remaining of his or her original employment term), that individual's term of employment, at his or her then-current annual base salary, would be deemed extended for one additional calendar year. A timely notice of non-renewal may be delivered with or without cause.

STEEL DYNAMICS, INC.    2017 Proxy Statement    50

Termination of Employment Related to a Change in Control

              The CIC Plan provides for specified payments and benefits to the NEOs in the event of a "Change in Control" of the Company, accompanied by an involuntary termination of employment, without "cause" by the Company, or for "good reason" by the NEO, within the period of six months prior to or 24 months following the Change in Control. For purposes of the CIC Plan, the key defined terms are as follows:

  ▪
  "Change in Control" means (a) the acquisition of stock ownership of more than 50% of the total voting power, (b) a merger or consolidation in which the Company is not the surviving entity, subject to certain limited conditions, (c) a reverse merger (where the Company is the surviving entity, subject to certain limited conditions), or (d) the sale, transfer or disposition (other than to one or more subsidiaries of the Company) of all or substantially all of the assets of the Company.

  ▪
  "Cause" means (a) gross negligence or willful misconduct; (b) a willful and material violation of a state or federal law, which, if publicly known, would injure the Company's business or reputation; (c) a refusal or willful failure to comply with any specific lawful direction, order, policy, or procedure; (d) conviction (or the entry of a nolo contendere plea) of a felony, or of a misdemeanor that would have a material adverse effect on the Company's goodwill or commercial relationships, or (e) the substantial and continuing willful refusal, post-transaction, to perform duties ordinarily performed by an employee in the same position, pre-transaction.

  ▪
  "Good Reason" means a resignation, associated with a Change in Control, within 30 days following any of the following events: a significant reduction, post-transaction, in the executive officer's pre-transaction duties, authority, responsibilities, or reporting relationships (other than the mere occurrence, as such, of the Change in Control event itself), or the continued assignment, after due notice of objection, to that executive officer of such reduced duties, authority, responsibilities, or reporting relationships.

The payments and benefits that the NEOs are eligible to receive are as follows:

  ▪
  Acceleration in full, so as to become immediately and completely vested, or acceleration of any applicable deferred settlement dates (subject in all cases to applicable holding periods), of any and all outstanding and unvested stock options, RSU awards, performance share awards, or any other equity-based securities or similar incentives.

  ▪
  In the case of our Chief Executive Officer, currently the only "Tier One" executive officer designated by the Compensation Committee, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Annual Plan. In the case of the other NEOs, currently designated "Tier Two" executive officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target annual bonus (assumed to be one times base salary) or average actual bonus for the prior two years under the Annual Plan.

  In the case of both Tier One and Tier Two executive officers, the amount payable is less any amounts to which that individual may otherwise be entitled under any statutory or Company long-term or short-term disability plan, or by reason of any other plans, policies, or practices of the Company that, if and to the extent triggered and implemented, would result in benefit payments, on the occasion of a termination of employment without cause, unrelated to a Change in Control event.

  ▪
  If the NEO elects benefits continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 following termination of employment, payment of the full cost of such benefits (either directly to the executive officer or to the appropriate carrier or administrator at the Company's election) for the lesser of (a) 24 months or (b) until such time as he or she becomes eligible for reasonably comparable health care benefits from a subsequent employer.

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Potential Payments Upon Termination or Change in Control Table

              The following table sets forth the estimated payments and benefits that we would have been required to make if the employment of any of the NEOs were to have been terminated on December 31, 2016 under the various triggering events described above.

Name	Benefit	Termination without Cause or for Good Reason (1)	Death (2)	Termination without Cause or for Good Reason in Connection with Change in Control

Mark D. Millett	Lump sum cash payment	$2,020,000	$—	$4,545,000
	Accelerated vesting of unvested equity awards		11,265,695	11,265,695
	Continuation of health care benefits			24,686

Theresa E. Wagler	Lump sum cash payment	1,160,000	—	1,957,500
	Accelerated vesting of unvested equity awards		5,397,735	5,397,735
	Continuation of health care benefits			10,393

Russell B. Rinn	Lump sum cash payment	1,020,000	—	1,914,188
	Accelerated vesting of unvested equity awards		4,458,459	4,458,459
	Continuation of health care benefits			22,923

Christopher A. Graham	Lump sum cash payment	660,000	—	1,288,125
	Accelerated vesting of unvested equity awards		900,637	900,637
	Continuation of health care benefits			33,326

Glenn A. Pushis	Lump sum cash payment	800,000	—	1,608,281
	Accelerated vesting of unvested equity awards		725,298	725,298
	Continuation of health care benefits			24,686

Barry T. Schneider	Lump sum cash payment	750,000	—	1,373,569
	Accelerated vesting of unvested equity awards		672,711	672,711
	Continuation of health care benefits			33,326

(1)
The amounts reported in this column assume a remaining employment term of 24 months, at the NEO's then-current annual base salary. Depending upon the date of notice of non-renewal or termination, however, the actual remaining employment term could be as short as 15 or as long as 27 months.

(2)
The NEOs participate in the group term life insurance program with cash benefits expected to be equal to two times his or her base salary in effect as of the termination date. A portion of the aggregate death benefits is currently self-funded by the Company.

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Proposal No. 3
Approval of Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers

              Under Section 14A of the Securities Exchange Act of 1934 and by SEC Rules, our stockholders are entitled, once every six years, to cast an advisory vote on whether the stockholder advisory vote on the compensation of the NEOs (referred to occasionally as the "say on pay" vote, and which is the subject of Proposal No. 4 of this Proxy Statement) should take place every one, two, or three years. This vote, sometimes referred to as the "say on frequency" vote, last occurred in 2011 and, therefore, must occur again this year.

              This "say on frequency" vote, just as is the case with the say on pay vote, is advisory only and not binding on the Company or the Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes on the compensation of the NEOs.

              After careful consideration, the Board has determined that a "say on pay" advisory vote on executive compensation that occurs every year is the most appropriate alternative for our Company at this time. Therefore, the Board recommends that you vote for a one-year interval for the advisory vote on named executive officer compensation — that is, that the stockholder advisory vote on the compensation of the NEOs be held "EVERY YEAR."

              In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation philosophy, policies, and practices as disclosed in the proxy statement each year. We understand that our stockholders may have different views as to what is the best approach for our Company, just as we recognize that the Board may in the future determine to recommend a different frequency cycle, and we look forward to hearing from you as to your preferences on the frequency of future advisory votes on the compensation of the NEOs.

              Although the Board recommends a "say-on-pay" vote be held every year, you will be given four alternatives on your proxy card on how to vote on this Proposal : one year, two years, three years, or "abstain."

The Board of Directors recommends a vote, on an advisory basis, for
"ONE YEAR" – that is, that future stockholder advisory votes on named executive officer compensation be held "EVERY YEAR."

STEEL DYNAMICS, INC.    2017 Proxy Statement    53

Proposal No. 4
Advisory Vote to Approve the Compensation of the Named Executive Officers

              We are asking our stockholders to approve the compensation paid to our NEOs for 2016, as disclosed in this Proxy Statement. This vote, which is sometimes referred to as "say-on-pay," is required by the federal securities laws. The vote is advisory only, and, accordingly is not binding on the Company or the Board. Although the vote is non-binding, the Compensation Committee and the Board will nonetheless carefully consider the outcome of the vote when making future compensation decisions.

              At the 2016 Annual Meeting of Stockholders, the Company's "say-on-pay" proposal with respect to our 2015 executive compensation program was approved with 95% of the votes cast in favor of the compensation of the NEOs. Accordingly, we carried our long-standing compensation philosophy and pay practices materially unchanged into and throughout 2016.

              As described in the preceding Compensation Discussion and Analysis, the Company continues to rely upon two performance-based incentive compensation plans, the Annual Plan and the LTIP as the centerpieces of our executives compensation program. Together, they provide a majority of the target total direct compensation opportunity for the NEOs and effectively implements our "pay-for-performance" philosophy. In 2016, we also introduced, to a lesser extent, the grants of SARs under the 2015 Plan to certain of our NEOs, which, because they are linked directly to appreciation in the Company's stock price, are also, by their very nature, performance-based. Combined, these principal pay components provide a straightforward and balanced approach to identifying, assessing and rewarding executive performance. Thus, while absolutely critical, overall profitability is not the sole determinant of how to properly assess and reward executive performance, especially if, as was the case during 2015, overall steel industry market conditions are exceptionally challenging and beyond the control of executive decision making and leadership.

              Nevertheless, despite our focus on incentivizing our executive management team by using incentive vehicles that reward both overall Company profitability and individual executive performance against the Company's steel sector peers, we believe that the value realized by our stockholders from this team, when considering results against compensation, has been extraordinary. As an example, for 2015, which was a challenging year, and 2016, which was a good year, the Company delivered outstanding and, based on many financial measures, industry leading performance for both years. Using our Chief Executive Officer as representative of our Company's senior executive management as a whole, he was compensated at or below the 25th percentile of the Company's compensation peer group for those periods.

              In summary, as demonstrated by the balanced mix of both profit-oriented short-term (annual) and relative long-term incentives contained in our executive compensation programs, our executive compensation policies and practices strives to embody the following principles:

  ▪
  base salary is fixed, payable in cash, and generally set at or below the median of the competitive market, yet, when combined with the potential from our highly-leveraged annual incentive compensation, aspires to be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

  ▪
  annual incentive compensation should be awarded only after Company profits and/or divisional earnings first exceed certain minimum threshold levels established by the Compensation Committee from time to time and designed to initially provide a minimum return to stockholders, with annual incentive compensation awards dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

  ▪
  long-term incentive compensation should be predominantly performance-based, with the amounts earned measured by how our executives have performed relative to our steel sector competitors over a multi-year period, based on pre-established key financial and operational measures;

  ▪
  total direct compensation across all market conditions should be market competitive, when Company performance so merits, but below market norms when that performance lags; and

STEEL DYNAMICS, INC.    2017 Proxy Statement    54

  ▪
  any reward for exemplary individual effort and performance over time should be expressed primarily through annual increases in the level of base salary.

              The Board believes that our executive compensation program and related compensation-related risk mitigation policies and practices effectively align the NEOs' interests with those of our stockholders in the pursuit of long-term value creation through exemplary performance.

              Accordingly, the Board is requesting your approval, on an advisory basis, of the following resolution:

        "RESOLVED, that the stockholders of Steel Dynamics, Inc. approve, on an advisory basis, the compensation for 2016 paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2017 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables, and the accompanying narrative set forth in this Proxy Statement."

The Board of Directors recommends a vote FOR the approval
of the compensation of the Named Executive Officers.

STEEL DYNAMICS, INC.    2017 Proxy Statement    55

Other Matters

              We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. If another matter does properly come before the Annual Meeting or any adjournments thereof, then, depending upon the nature of the issue and if within the scope of their authority, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

MARK D. MILLETT President and Chief Executive Officer

Fort Wayne, Indiana
April 7, 2017

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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. 7575 WEST JEFFERSON BLVD. FORT WAYNE, IN 46804 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Mark D. Millett 06 Dr. Jürgen Kolb 02 Keith E. Busse 07 James C. Marcuccilli 03 Frank D. Byrne, M.D. 08 Bradley S. Seaman 04 Kenneth W. Cornew 09 Gabriel L. Shaheen 05 10 Traci M. Dolan Richard P. Teets, Jr. The Board of Directors recommends you vote FOR the following proposal: 2TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2017. The Board of Directors recommends you vote FOR the following proposal: 4TO APPROVE, BY AN ADVISORY VOTE, NAMED EXECUTIVE OFFICER COMPENSATION. NOTE: Unless otherwise directed, this proxy will be voted "FOR" the nominees listed in Proposal 1, and "For" Proposals 2 and 4 and for "1 Year" on Proposal 3. For 0 Against 0 Abstain 0 ForAgainst Abstain 0 0 0 The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 0 2 years 0 3 years 0 Abstain 0 3TO HOLD AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000317303_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report are available at www.proxyvote.com STEEL DYNAMICS, INC. Solicited on Behalf of the Board of Directors for Steel Dynamics, Inc.'s Annual Stockholders Meeting Mark D. Millett or Theresa E. Wagler are appointed proxies, with the power of substitution, to vote all of the undersigned's shares held of record March 20, 2017, at STEEL DYNAMICS, INC.'s May 18, 2017 Annual Meeting of Stockholders at 9:00 A.M. EDT in the Calhoun Ballroom of the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana (or at any adjournment thereof) on all matters set forth in Steel Dynamics, Inc.'s Year 2017 Proxy Statement, as set forth on the reverse side. PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000317303_2 R1.0.1.15